Exhibit 10.28

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS [***].

INDUSTRIAL LEASE AGREEMENT

BETWEEN

141 KNOWLTON WAY, LLC

AS LANDLORD

AND

DIRTT ENVIRONMENTAL SOLUTIONS, INC.

AS TENANT

LEASE INDEX

Section	Subject

1	Basic Lease Provisions

2	Demised Premises

3	Term

4	Base Rent

5	Security Deposit

6	Operating Expenses and Additional Rent

7	Use of Demised Premises

8	Insurance

9	Utilities

10	Maintenance and Repairs

11	Tenant’s Personal Property; Indemnity

12	Tenant’s Fixtures

13	Signs

14	Intentionally Deleted

15	Governmental Regulations

16	Environmental Matters

17	Construction of Demised Premises

18	Tenant Alterations and Additions

19	Services by Landlord

20	Fire and Other Casualty

21	Condemnation

22	Tenant’s Default

23	Landlord’s Right of Entry

24	Lender’s Rights

25	Estoppel Certificate and Financial Statement

26	Landlord’s Liability

27	Notices

28	Brokers

29	Assignment and Subleasing

30	Termination or Expiration

31	Intentionally Deleted

32	Late Payments

33	Rules and Regulations

34	Quiet Enjoyment

35	Miscellaneous

36	Special Stipulations

37	Lease Date

38	Authority

39	No Offer Until Executed

            Exhibit “A”  Demised Premises

            Exhibit “B”  Preliminary Plans and Specifications

            Exhibit “C”  Special Stipulations

            Exhibit “D”  Rules and Regulations

            Exhibit “E”  Certificate of Authority

            Exhibit “F”  Form of Guaranty

INDUSTRIAL LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made as of the “Lease Date” (as defined in Section 37 herein) by and between 141 KNOWLTON WAY, LLC, a Delaware limited liability company (“Landlord”), and DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation (“Tenant”) (the words “Landlord” and “Tenant” to include their respective legal representatives, successors and permitted assigns where the context requires or permits).

W I T N E S S E T H:

  1.            Basic Lease Provisions. The following constitute the basic provisions of this Lease:

(a)	Demised Premises Address:	155 Knowlton Way, Suite 100 Savannah, Georgia 31407

(b)	Demised Premises Square Footage:	approximately [***] sq. ft.

(c)	Building Square Footage: approximately [***] sq. ft.

(d)	Annual Base Rent:

Lease Year 1	$[***]	(plus the prorated amount for any Fractional Month per Section 3 hereof, if applicable)

Lease Year 2	$[***]

Lease Year 3	$[***]

Lease Year 4	$[***]

Lease Year 5	$[***]

Lease Year 6	$[***]

Lease Year 7	$[***]

Lease Year 8	$[***]

Lease Year 9	$[***]

Lease Year 10	$[***]

(e)	Monthly Base Rent Installments (exclusive of applicable sales taxes):

Lease Year 1 Month 1 Months 2-13	$[***] $[***]	(plus the prorated amount for any Fractional Month per Section 3 hereof, if applicable)

Lease Year 2 Months 14-25	$[***]

Lease Year 3 Months 26-37	$[***]

Lease Year 4 Months 38-49	$[***]

Lease Year 5 Months 50-61	$[***]

Lease Year 6 Months 62-73	$[***]

Lease Year 7 Months 74-85	$[***]

Lease Year 8 Months 86-97	$[***]

Lease Year 9 Mos. 98-109	$[***]

Lease Year 10 Mos. 110-121	$[***]

(f)	Lease Commencement Date:	February 1, 2009, or any earlier date upon which Tenant commences business operations from the Demised Premises

(g)	Base Rent Commencement Date:	March 1, 2009

(h)	Expiration Date:	February 28, 2019

(i)

Primary Term:    One hundred twenty-one (121) months plus, in the event the Base Rent Commencement Date does not occur on the first (1st) day of a calendar month, the period from and including the Base Rent Commencement Date to and including the last day of the calendar month in which the Base Rent Commencement Date occurs (if applicable, the “Fractional Month”)

(j)	Tenant’s Operating Expense Percentage:	[***]%

(k)	Security Deposit: $67,365.00 (Cash Security Deposit) $300,000.00 (Letter of Credit)

(1)

Permitted Use: General showroom, manufacturing, assembly and distribution of agile architectural solutions and office and administrative uses reasonably ancillary thereto (collectively, the “General Use”) and a cafeteria and fitness center if and only to the extent such uses are allowed under applicable laws, ordinances, zoning regulations and protective covenants affecting the Project and Tenant has obtained all necessary permits for such uses.

(m)	Address for notice:

Landlord: 141 Knowlton Way, LLC c/o IDI Services Group, LLC 3424 Peachtree Road, N.E., Suite 1500 Atlanta, Georgia 30326 Attn: Manager - Lease Administration Facsimile: (404) 479-4115

Tenant: DIRTT Environmental Solutions, Inc. 7303 – 30th Street S.E. Calgary AB T2C 1N6 CANADA Attn: Chief Financial Officer Facsimile: Email:

(n)	Address for rental payments: 141 Knowlton Way, LLC c/o IDI Services Group, LLC 3424 Peachtree Road, N.E., Suite 1500 Atlanta, Georgia 30326

(o)	Broker(s): CB Richard Ellis (Tenant) Neely Dales LLC (Landlord)

  2.            Demised Premises. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord all upon the terms and conditions hereinafter set forth the following premises, referred to as the “Demised Premises”, as outlined on Exhibit A attached hereto and incorporated herein: an agreed upon approximately [***] square feet of space, approximately [***] square feet of which is office space, having an address as set forth in Section 1(a), located within the building located at 155 Knowlton Way, Savannah, Georgia 31407 (the “Building”), which contains a total of an agreed upon approximately [***] square feet and is located within Crossroads Business Center (the “Project”), located in Chatham County, Georgia. The parties acknowledge that the number of square feet recited above has been conclusively determined and is not subject to contest by either party.

  3.            Term. To have and to hold the Demised Premises for a preliminary term (the “Preliminary Term”) commencing on the Lease Date and ending on the day immediately preceding the Lease Commencement Date as set forth in Section 1(f), and a primary term (the “Primary Term”) commencing on the Lease Commencement Date and terminating on the Expiration Date as set forth in Section 1(h), as the Lease Commencement Date and the Expiration Date may be revised pursuant to Section 17 (the Preliminary Term, the Primary Term, and any and all extensions thereof, herein referred to as the “Term”). The term “Lease Year”, as used in this Lease, shall mean the 12-month period commencing on the Base Rent Commencement Date, and each 12-month period thereafter during the Term; provided, however, that (i) if the Base Rent Commencement Date occurs after the Lease Commencement Date, the first Lease Year will include the period between the Lease Commencement Date and the Base Rent Commencement Date, and (ii) if the Base Rent Commencement Date is a day other than the first day of a calendar month, the first Lease Year shall include the resulting Fractional Month and shall extend through the end of the twelfth (12th) full calendar month following the Base Rent Commencement Date.

  4.            Base Rent. Tenant shall pay to Landlord at the address set forth in Section 1(n), as base rent for the Demised Premises, commencing on the Base Rent Commencement Date and continuing throughout the Term in lawful money of the United States, the annual amount set forth in Section 1(d) payable in equal monthly installments as set forth in Section 1(e) (the “Base Rent”), payable in advance, without demand and without abatement, reduction, set-off or deduction, on the first day of each calendar month during the Term; provided, however, that the first month’s Base Rent shall be paid to Landlord upon Tenant’s execution of this Lease. If the Base Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent shall be apportioned pro rata on a per diem basis for the resulting Fractional Month (which pro rata payment shall be due and payable on the Base Rent Commencement Date). No payment by Tenant or receipt by Landlord of rent hereunder shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction, and Landlord may accept such check as payment without prejudice to Landlord’s right to recover the balance of such installment or payment of rent or pursue any other remedies available to Landlord.

  5.            Security Deposit.

(a)            Upon Tenant’s execution of this Lease, Tenant will (i) pay to Landlord in cash the sum set forth in Section 1(k) (the “Cash Security Deposit”) and (ii) deliver to Landlord an irrevocable letter of credit in the amount set forth in Section 1(k) from a financial institution and in a form reasonably acceptable to Landlord (the “Letter of Credit”) as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease, (the Cash Security Deposit and the Letter of Credit are hereinafter collectively referred to as the “Security Deposit”).

(b)            Except as otherwise provided in this Section 5(b), Tenant shall cause the Letter of Credit to be maintained in full force and effect throughout the Term, as may be extended, and during the thirty (30) day period after the later of (a) the Expiration Date or (b) the date that Tenant delivers possession of the Demised Premises to Landlord. Provided that (1) the Letter of Credit is then in full force and effect (i.e. it has not been converted to cash), and (2) Tenant is not then in default of this Lease beyond any applicable cure period and no event has occurred that with the passage of time or giving of notice would constitute a default of Tenant hereunder, the amount of the Letter of Credit shall automatically be reduced (i) by $100,000.00 on the first day of Lease Year 4, and (ii) by an additional $100,000.00 on the first day of Least Year 5, and (iii) by an additional $100,000.00 on the first day of Lease Year 6, whereupon the Letter of Credit shall be terminated. Following each of the first two such reductions in the amount of the Letter of Credit, and provided the conditions set forth in clauses (1) and (2) above are then satisfied, Landlord shall (at no cost to Landlord) (A) accept from the issuer of the Letter of Credit an amendment to the Letter of Credit reducing the Letter of Credit by the applicable amount, but which does not otherwise amend or modify the Letter of Credit, and (B) execute and deliver to the issuer of the Letter of Credit such instruments as may be reasonably required by such issuer to effectuate such reduction. Following the third such reduction, and provided the conditions set forth in clauses (1) and (2) above are then satisfied, Landlord shall (at no cost to Landlord), surrender the Letter of Credit to the issuer thereof and execute and deliver to the issuer of the Letter of Credit such instruments as may be reasonably required by such issuer to terminate the Letter of Credit.

(c)            Tenant shall, upon demand, pay directly or reimburse Landlord for all expenses incurred by Landlord in connection with a portion of the Security Deposit being in the form of a Letter of Credit, including, but not limited to, any transfer fee due upon the transfer of the Letter of Credit upon a sale of the Building by Landlord. In the event that, during the Term, Tenant fails to deliver to Landlord a renewal of or replacement to the Letter of Credit by a date no later than thirty (30) days prior to its expiration date, Landlord shall have the right to demand and receive payment in full under the Letter of Credit and to hold the Proceeds as a portion of the Security Deposit under this Lease. Notwithstanding anything contained herein to the contrary, if the Letter of Credit is issued by a foreign bank, Landlord shall have the right to have the Letter of Credit authenticated and/or confirmed by Bank of America, N.A. or another domestic United States national bank satisfactory to Landlord. In the event Landlord is unable to obtain such authentication and/or confirmation of the Letter of Credit, Tenant shall promptly obtain and deliver to Landlord a replacement letter of credit which satisfies the requirements of this Section 5 (the “Replacement Letter of Credit”) and Landlord shall have the right to have the Replacement Letter of Credit authenticated and/or confirmed as set forth herein. In the event Landlord is unable to obtain such authentication and/or confirmation of the Replacement Letter of Credit, it shall constitute an Event of Default under this Lease.

(d)            The acceptance by Landlord of the Security Deposit paid by Tenant shall not render this Lease effective unless and until Landlord shall have executed and delivered to Tenant a fully executed copy of this Lease. The Cash Security Deposit and/or Proceeds (as hereinafter defined) may be commingled with Landlord’s other funds or held by Landlord in a separate interest bearing account, with interest paid to Landlord, as Landlord may elect. In the event that Tenant is in default under this Lease, Landlord may retain the Cash Security Deposit and/or draw down the Letter of Credit and use such cash proceeds (the “Proceeds”) for the payment of any sum due Landlord or which Landlord may expend or be required to expend by reason of Tenant’s default or failure to perform; provided, however, that any such retention by Landlord shall not be or be deemed to be an election of remedies by Landlord or viewed as liquidated damages, it being expressly understood and agreed that Landlord shall have the right to pursue any and all other remedies available to it under the terms of this Lease or otherwise. In the event all or any portion of the Cash Security Deposit and/or Proceeds is so retained by Landlord, Tenant shall, within five (5) days of demand therefor from Landlord, replenish the Cash Security Deposit and/or Proceeds to the full amounts set forth in Section l(k). In the event that Tenant shall comply with all of the terms, covenants and conditions of this Lease, the Cash Security Deposit, and, to the extent not terminated pursuant to Section 5(b), the Letter of Credit, shall be returned to Tenant within thirty (30) days after the later of (a) the Expiration Date or (b) the date that Tenant delivers possession of the Demised Premises to Landlord. In the event of a sale of the Building, Landlord shall have the right to transfer the Security Deposit to the purchaser, and upon acceptance by such purchaser, Landlord shall be released from all liability for the return of the Security Deposit. Tenant shall not assign or encumber the money deposited as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance.

  6.            Operating Expenses and Additional Rent.

(a)            Tenant agrees to pay as Additional Rent (as defined in Section 6(b) below) its proportionate share of Operating Expenses (as hereinafter defined). “Operating Expenses” shall be defined as all reasonable expenses for operation, repair, replacement and maintenance as necessary to keep the Building and the common areas, driveways, and parking areas associated therewith (collectively, the “Building Common Area”) fully operational and in good order, condition and repair, including but not limited to, utilities for the Building Common Area, expenses associated with the driveways and parking areas (including sealing and restriping, and trash removal), roof, security systems, fire detection and prevention systems, lighting facilities, landscaped areas, walkways, painting and caulking, directional signage, curbs, drainage strips, sewer lines, all charges assessed against or attributed to the Building pursuant to any applicable easements, covenants, restrictions, agreements, declaration of protective covenants or development standards, property management fees (Tenant’s annual share of management fees shall be in an amount equal to 3.0% of the amount of annual Rent due hereunder), all real property taxes and special assessments imposed upon the Building, the Building Common Area and the land on which the Building and the Building Common Area are constructed, all costs of insurance paid by Landlord with respect to the Building and the Building Common Area (including, without limitation, commercially reasonable deductibles), and costs of improvements to the Building and the Building Common Area required by any law, ordinance or regulation applicable to the Building and the Building Common Area generally (and not because of the particular use of the Building or the Building Common Area by a particular tenant), which cost shall be amortized on a straight line basis over the useful life of such improvement, as reasonably determined by Landlord. Operating Expenses shall not include expenses for the costs of any maintenance and repair required to be performed by Landlord at its own expense under Section (10)(b). Further, Operating Expenses shall not include the costs for capital improvements unless such costs are incurred for the purpose of causing a material decrease in the Operating Expenses of the Building or the Building Common Area or are incurred with respect to improvements made to comply with laws, ordinances or regulations as described above. The proportionate share of Operating Expenses to be paid by Tenant shall be a percentage of the Operating Expenses based upon the proportion that the square footage of the Demised Premises bears to the total square footage of the Building (such figure referred to as “Tenant’s Operating Expense Percentage” and set forth in Section 1(j)); provided that, as to management fees, Tenant shall pay Landlord the management fees directly attributable to the Rent (as hereinafter defined) payable hereunder with respect to the Demised Premises, and not Tenant’s Operating Expense Percentage of the management fees payable on the entire Building. Notwithstanding the foregoing, Landlord shall, in Landlord’s reasonable discretion, have the right to adjust Tenant’s proportionate share of individual components of Operating Expenses if Tenant’s Operating Expense Percentage thereof would not equitably allocate to Tenant its share of such component of Operating Expenses in light of Tenant’s particular use of, manner of use of and/or level of tenant improvements in the Demised Premises. Prior to or promptly after the beginning of each calendar year during the Term, Landlord shall estimate the total amount of Operating Expenses to be paid by Tenant during each such calendar year and Tenant shall pay to Landlord one-twelfth (1/12) of such sum on the first day of each calendar month during each such calendar year, or part thereof, during the Term. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of Operating Expenses for such calendar year, and the actual amount owed by Tenant, and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installment of Operating Expenses owed by Tenant or remit such overpayment to Tenant if the

Term has expired or has been terminated and no Event of Default exists hereunder. The obligations in the immediately preceding sentence shall survive the expiration or any earlier termination of this Lease. If the Base Rent Commencement Date shall fall on other than the first day of the calendar year, and/or if the Expiration Date shall fall on other than the last day of the calendar year, Tenant’s proportionate share of the Operating Expenses for such calendar year shall be apportioned prorata.

(b)            Any amounts required to be paid by Tenant hereunder (in addition to Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder except as set forth herein to the contrary (all such Base Rent and Additional Rent sometimes being referred to collectively herein as “Rent”). Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Base Rent. Tenant’s obligations for payment of Additional Rent shall begin to accrue on the Base Rent Commencement Date.

(c)            If applicable in the jurisdiction where the Demised Premises are located, Tenant shall pay and be liable for all rental, sales, use and inventory taxes or other similar taxes, if any, on the amounts payable by Tenant hereunder levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Such payment shall be made by Tenant directly to such governmental body if billed to Tenant, or if billed to Landlord, such payment shall be paid concurrently with the payment of the Base Rent, Additional Rent, or such other charge upon which the tax is based, all as set forth herein.

  7.            Use of Demised Premises.

(a)            The Demised Premises shall be used for the Permitted Use set forth in Section 1(1) and for no other purpose.

(b)            Except as provided in Section 18(b), Tenant will permit no liens to attach or exist against the Demised Premises, and shall not commit any waste.

(c)            The Demised Premises shall not be used for any illegal purposes, and Tenant shall not allow, suffer, or permit any vibration, noise, odor, light or other effect to occur within or around the Demised Premises that could constitute a nuisance or trespass for Landlord or any occupant of the Building or an adjoining building, its customers, agents, or invitees. Upon notice by Landlord to Tenant that any of the aforesaid prohibited uses are occurring, Tenant agrees to promptly remove or control the same.

(d)            Tenant shall not in any way violate any law, ordinance or restrictive covenant affecting the Demised Premises, and shall not in any manner use the Demised Premises so as to cause cancellation of, prevent the use of, or increase the rate of, the fire and extended coverage insurance policy required hereunder. Landlord makes no (and does hereby expressly disclaim any) covenant, representation or warranty as to the Permitted Use being allowed by or being in compliance with any applicable laws, rules, ordinances or restrictive covenants now or hereafter affecting the Demised Premises, and any zoning letters, copies of zoning ordinances or other information from any governmental agency or other third party provided to Tenant by Landlord or any of Landlord’s agents or employees shall be for informational purposes only, Tenant hereby expressly acknowledging and agreeing that Tenant shall conduct and rely solely on its own due diligence and investigation with respect to the compliance of the Permitted Use with all such applicable laws, rules, ordinances and restrictive covenants and not on any such information provided by Landlord or any of its agents or employees. Notwithstanding anything herein to the contrary, Landlord represents and warrants that, as of the Lease Date, (i) the Demised Premises is zoned P-I-H under the City of Savannah, Georgia zoning ordinance, and (ii) the General Use is an allowed use under the protective covenants affecting the Project.

(e)            In the event insurance premiums pertaining to the Demised Premises, the Building, or the Building Common Area, whether paid by Landlord or Tenant, are increased over the least hazardous rate available due to the nature of the use of the Demised Premises by Tenant, Tenant shall pay such additional amount as Additional Rent.

  8.            Insurance.

(a)            Tenant covenants and agrees that from and after the Lease Commencement Date or any earlier date upon which Tenant enters or occupies the Demised Premises or any portion thereof, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(i)            Liability insurance in the Commercial General Liability form (including Broad Form Property Damage and Contractual Liabilities or reasonable equivalent thereto) covering the Demised Premises and Tenant’s use thereof against claims for bodily injury or death, property damage and product liability occurring upon, in or about the Demised Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $3,000,000.00 and to have general aggregate limits of not less than $5,000,000.00 for each policy year.

The insurance coverage required under this Section 8(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 11 and, if necessary, the policy shall contain a contractual endorsement to that effect.

(ii)            Insurance covering (A) all of the Improvements (as defined in Section 17(a) hereof), including but not limited to demising walls and the heating, ventilating and air conditioning system and (B) Tenant’s trade fixtures, merchandise and personal property from time to time in, on or upon the Demised Premises, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of “Special Form” fire and casualty insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance relating to the Improvements shall be used solely for the repair, construction and restoration or replacement of the Improvements damaged or destroyed unless this Lease shall cease and terminate under the provisions of Section 20.

(b)            All policies of the insurance provided for in Section 8(a) shall be issued in form reasonably acceptable to Landlord by insurance companies with a rating of not less than “A,” and financial size of not less than Class XII, in the most current available “Best’s Insurance Reports”, and licensed to do business in the state in which the Building is located. Each and every such policy:

(i)            shall name Landlord, Lender (as defined in Section 24), and any other party reasonably designated by Landlord, as an additional insured. In addition, the coverage described in Section 8(a)(ii)(A) relating to the Improvements shall also name Landlord as “loss payee”;

(ii)            shall be delivered to Landlord through a certificate of insurance evidencing the required lines of coverage, insurance limits and coverage endorsements set forth in this Lease, and otherwise in a form acceptable to Landlord, prior to the Lease Commencement Date and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

(iii)            shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

(iv)            shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

(c)            In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Section 8, Landlord may upon thirty (30) days notice to Tenant (unless such coverages will lapse in which event no such notice shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor.

(d)            Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Demised Premises, its contents or to the other portions of the Building, arising from any risk covered by “Special Form” fire and extended coverage insurance of the type and amount required to be carried hereunder, provided that such waiver does not invalidate such policies or prohibit recovery thereunder. The parties hereto shall cause their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, to waive any right of subrogation that such insurers may have against Landlord or Tenant, as the case may be.

  9.            Utilities. During the Term, Tenant shall promptly pay as billed to Tenant all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Demised Premises and all other costs and expenses involved in the care, management and use thereof as charged by the applicable utility companies. All such utilities, except for sewer and water, shall be separately metered and billed to Tenant, and Tenant shall establish an account with the utility provider with respect to each such separately metered utility. Sewer and water shall not be separately metered, and shall be billed to Tenant by Landlord, at Landlord’s actual cost, in an amount equal to a reasonable estimation of such utilities actually used by Tenant. Tenant’s obligation for payment of all utilities shall commence on the earlier of the Lease Commencement Date or the date of Tenant’s actual occupancy of all or any portion of the Demised Premises, including any period of occupancy prior to the Lease Commencement Date, regardless of whether or not Tenant conducts business operations during such period of occupancy. In the event Tenant’s use of any utility not separately metered is in excess of the average use by other tenants, Landlord shall have the right to install a meter for such utility, at Tenant’s expense, and bill Tenant for Tenant’s actual use. If Tenant fails to pay any utility bills or charges, Landlord may, at its option and upon reasonable notice to Tenant, pay the same and in such event, the amount of such payment, together with interest thereon at the Interest Rate as defined in Section 32 from the date of such payment by Landlord, will be added to Tenant’s next payment due as Additional Rent.

10.            Maintenance and Repairs.

(a)            Tenant shall, at its own cost and expense, maintain in good condition and repair and replace as necessary the Demised Premises, including but not limited to the heating, air conditioning and ventilation systems, glass, windows and doors, sprinkler, all plumbing and sewage systems, fixtures, interior walls, floors (including routine cleaning and maintenance of the floor slabs), dock areas, dock ramps, ceilings, storefronts, plate glass, skylights, all electrical facilities and equipment including, without limitation, lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors, and all other appliances and equipment (including, without limitation, dock levelers, dock shelters, dock seals and dock lighting) of every kind and nature located in, upon or about the Demised Premises, except as to such maintenance, repair and replacement as is the obligation of Landlord pursuant to Section 10(b). During the Term, Tenant shall maintain in full force and effect a service contract for the maintenance of the heating, ventilation and air conditioning systems with an entity reasonably acceptable to Landlord; provided, however, that during the one year period following the Lease Commencement Date, such service contract shall be maintained with the contractor that installed the heating, ventilation and air conditioning systems and shall provide for at least two preventive maintenance service calls during such one year period. Tenant shall deliver to Landlord (i) a copy of said service contract prior to the Lease Commencement Date, and (ii) thereafter, a copy of a renewal or substitute service contract within thirty (30) days prior to the expiration of the existing service contract. Notwithstanding the foregoing, Landlord shall have the option to enter into such service contract for and on behalf of Tenant and, in the event Landlord elects such option, Tenant shall reimburse Landlord, as Additional Rent, all of Landlord’s reasonable costs incurred in connection with such service contract, as well as Landlord’s actual costs of repair and maintenance of the heating, ventilation and air conditioning systems. Tenant’s obligation shall exclude any maintenance, repair and replacement required because of the act or negligence of Landlord, its employees, contractors or agents, which shall be the responsibility of Landlord.

(b)            Landlord shall, at its own cost and expense, maintain in good condition and repair the foundation (beneath the floor slab except to the extent repair of the floor slab is necessary due to structural defects in the integrity of the floor slab), and structural frame of the Building. Landlord’s obligation shall exclude the cost of any maintenance or repair required because of the act or negligence of Tenant or any of Tenant’s subsidiaries or affiliates, or any of Tenant’s or such subsidiaries’ or affiliates’ agents, contractors, employees, licensees or invitees (collectively, “Tenant’s Affiliates”), the cost of which shall be the responsibility of Tenant. Landlord shall never have any obligation to repair, maintain or replace, pursuant to this subsection 10(b) or any other provision of this Lease, any Tenant’s Change (as defined in Section 18 hereof).

(c)            Unless the same is caused solely by the negligent action or inaction of Landlord, its employees or agents, and is not covered by the insurance required to be carried by Tenant pursuant to the terms of this Lease, Landlord shall not be liable to Tenant or to any other person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Demised Premises, or for any damage occasioned by water coming into the Demised Premises or arising from the acts or neglects of occupants of adjacent property or the public.

11.            Tenant’s Personal Property; Indemnity. All of Tenant’s personal property in the Demised Premises shall be and remain at Tenant’s sole risk. Landlord, its agents, employees and contractors, shall not be liable for, and Tenant hereby releases Landlord from, any and all liability for theft thereof or any damage thereto occasioned by any act of God or by any acts, omissions or negligence of any persons, except to the extent caused by the negligence of Landlord, its agents, employees and contractors. Landlord, its agents, employees and contractors, shall not be liable for any injury to the person or property of Tenant or other persons in or about the Demised Premises, Tenant expressly agreeing to indemnify and save Landlord, its agents, employees and contractors, harmless, in all such cases, except to the extent caused by the negligence of Landlord, its agents, employees and contractors. Tenant further agrees to indemnify and reimburse Landlord for any costs or expenses, including, without limitation, attorneys’ fees, that Landlord reasonably may incur in investigating, handling or litigating any such claim against Landlord by a third person, unless such claim arose from the negligence of Landlord, its agents, employees or contractors. The provisions of this Section 11 shall survive the expiration or earlier termination of this Lease with respect to any damage, injury or death occurring before such expiration or termination.

12.            Tenant’s Fixtures. Tenant shall have the right to install in the Demised Premises trade fixtures required by Tenant or used by it in its business, and if installed by Tenant, to remove any or all such trade fixtures from time to time during and upon termination or expiration of this Lease, provided no Event of Default, as defined in Section 22, then exists; provided, however, that Tenant shall repair and restore any damage or injury to the Demised Premises (to the condition in which the Demised Premises existed prior to such installation) caused by the installation and/or removal of any such trade fixtures.

13.            Signs. No sign, advertisement or notice shall be inscribed, painted, affixed, or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord and SEDA (as defined in Special Stipulation 1 on Exhibit C attached hereto and made a part hereof), and which conform to all applicable laws, ordinances, or covenants affecting the Demised Premises. Any and all signs installed or constructed by or on behalf of Tenant pursuant hereto shall be installed, maintained and removed by Tenant at Tenant’s sole cost and expense. Provided such signage otherwise complies with the terms and conditions of this Section 13, Landlord acknowledges and agrees that Tenant shall have the right, at its sole cost and expense, (i) to install its standard graphics and signage on the exterior of the Building; and (ii) to install a monument sign with Tenant’s trade name in front of the Building.

14.            Intentionally Deleted.

15.            Governmental Regulations. Tenant shall promptly comply throughout the Term, at Tenant’s sole cost and expense, with all present and future laws, ordinances, orders, rules, regulations or requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof (collectively, “Governmental Requirements”) relating to (a) all or any part of the Demised Premises, and (b) the use or manner of use of the Demised Premises and the Building Common Area. Tenant shall also observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Demised Premises. Without limiting the foregoing, if as a result of one or more Governmental Requirements it is necessary, from time to time during the Term, to perform an alteration or modification of the Demised Premises, the Building or the Building Common Area (a “Code Modification”) which is made necessary as a result of the specific use being made by Tenant of the Demised Premises or a Tenant’s Change, then such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects; any such Code Modification shall be promptly performed by Tenant at its expense in accordance with the applicable Governmental Requirement and with Section 18 hereof. If as a result of one or more Governmental Requirements it is necessary from time to time during the Term to perform a Code Modification which (i) would be characterized as a capital expenditure under generally accepted accounting principles and (ii) is not made necessary as a result of the specific use being made by Tenant of the Demised Premises (as distinguished from an alteration or modification which would be required to be made by the owner of any warehouse-office building comparable to the Building irrespective of the use thereof by any particular occupant) or a Tenant’s Change, then (a) Landlord shall have the obligation to perform the Code Modification at its expense, (b) the cost of such Code Modification shall be amortized on a straight-line basis over the useful life of the item in question, as reasonably determined by Landlord, and (c) Tenant shall be obligated to pay (as Additional Rent, payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder) for (i) Tenant’s proportionate share (based on Tenant’s Operating Expense Percentage) of the portion of such amortized costs attributable to the remainder of the Term, including any extensions thereof, with respect to any Code Modification respecting the Building or the Building Common Area, and (ii) the entire portion of such amortized costs attributable to the remainder of the Term, including any extensions thereof, with respect to any Code Modification respecting the Demised Premises. Tenant shall promptly send to Landlord a copy of any written notice received by Tenant requiring a Code Modification.

16.            Environmental Matters.

(a)            For purposes of this Lease:

(i)            “Contamination” as used herein means the presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Demised Premises, the Building, the Building Common Area or the Project so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

(ii)            “Environmental Laws” as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, which exist now or as may exist hereafter, concerning protection of human health, safety and the environment, all as may be amended from time to time including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (“CERCLA”) and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (“RCRA”).

(iii)            “Hazardous Substances” as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

(b)            Landlord represents that, except as revealed to Tenant in writing by Landlord, to Landlord’s actual knowledge, Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Demised Premises, nor, to Landlord’s actual knowledge, has any predecessor owner of the Demised Premises.

(c)            Tenant covenants that all its activities, and the activities of Tenant’s Affiliates (as defined in Section 10(b)), on the Demised Premises, the Building, or the Project during the Term will be conducted in compliance with Environmental Laws. Tenant warrants that it is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws. Tenant, at Tenant’s sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant’s operation of its business on the Demised Premises and shall make all notifications and registrations required by any applicable Environmental Laws. Tenant, at Tenant’s sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws. Tenant warrants that it has obtained, or, prior to the Lease Commencement Date, will obtain all such permits, licenses or approvals and has made or, prior to the Lease Commencement Date, will make all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant’s operation of its business on the Demised Premises.

(d)            Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Demised Premises, the Building, or the Project without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that the consent of Landlord shall not be required for the use at the Demised Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant in the routine operation or maintenance of Tenant’s office equipment or in the routine janitorial service, cleaning and maintenance for the Demised Premises. For purposes of this Section 16, Landlord shall be deemed to have reasonably withheld consent if Landlord determines that the presence of such Hazardous Substance within the Demised Premises could result in a risk of harm to person or property or otherwise negatively affect the value or marketability of the Building or the Project.

(e)            Tenant shall not cause or permit the release of any Hazardous Substances by Tenant or Tenant’s Affiliates into any environmental media such as air, water or land, or into or on the Demised Premises, the Building or the Project in any manner that violates any Environmental Laws. If such release shall occur, Tenant shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed of such release and response.

(f)            Regardless of any consents granted by Landlord pursuant to Section 16(d) allowing Hazardous Substances upon the Demised Premises, Tenant shall under no circumstances whatsoever cause or permit (i) any activity on the Demised Premises which would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder, (ii) the discharge of Hazardous Substances into the storm sewer system serving the Project or (iii) the installation of any underground storage tank or underground piping on or under the Demised Premises.

(g)            Tenant shall and hereby does indemnify Landlord and hold Landlord harmless from and against any and all expense, loss, and liability suffered by Landlord (except to the extent that such expenses, losses, and liabilities arise out of Landlord’s own negligence or willful act), by reason of the storage, generation, release, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) by Tenant or Tenant’s Affiliates or by reason of Tenant’s breach of any of the provisions of this Section 16. Such expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that Landlord may incur to comply with any Environmental Laws; (ii) any and all costs that Landlord may incur in studying or remedying any Contamination at or arising from the Demised Premises, the Building, or the Project; (iii) any and all costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances; (iv) any and all fines, penalties or other sanctions assessed upon Landlord; and (v) any and all legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the expiration or earlier termination of this Lease.

17.            Construction of Demised Premises.

(a)            Tenant shall be responsible for constructing the interior improvements within the Demised Premises (the “Improvements”). Landlord and Tenant acknowledge and agree that Farrington Design Group shall act as Tenant’s architect and Choate Construction Company shall act as Tenant’s construction contractor. Tenant shall prepare and submit to Landlord for Landlord’s written approval or disapproval (which approval will not be unreasonably withheld or conditioned) a complete set of plans and specifications and construction drawings (collectively, the “Plans and Specifications”) based on the preliminary plans and specifications and/or preliminary floor plans set forth on Exhibit B attached hereto and incorporated herein, covering all work to be performed in constructing the Improvements. The Plans and Specifications shall be in such detail as Landlord may reasonably require and shall be in compliance with all applicable statutes, ordinances and regulations; provided, however, that Landlord’s approval of the Plans and Specifications shall not be deemed to be a warranty or representation that the Plans and Specifications comply with all applicable statutes, ordinances and regulations. Landlord shall review the Plans and Specifications and indicate requested changes, if any, by written notice to Tenant, within fifteen (15) days after receipt of the Plans and Specifications by Landlord. If Landlord fails to indicate such requested changes to the Plans and Specifications by such date, the Plans and Specifications shall be deemed approved. Thereafter, any changes to the Plans and Specifications shall be subject to Landlord’s written approval. If after the Plans and Specifications have been finalized pursuant to the procedures set forth hereinabove Tenant requests a changes to the Plans and Specifications and, as a result thereof, Substantial Completion (as hereinafter defined) of the Improvements is delayed, then for purposes of establishing the Lease Commencement Date and any other date tied to the date of Substantial Completion, Substantial Completion shall be deemed to mean the date when Substantial Completion would have been achieved but for such Tenant delay.

(b)            Landlord shall deliver the Demised Premises to Tenant within three (3) days following the Lease Date. The Demised Premises as so delivered shall consist of a building shell with sprinkler system but without demising walls. Tenant hereby expressly acknowledges and agrees that it shall accept, and shall be deemed to have accepted, the Demised Premises AS IS, WHERE IS, and as suitable for the purposes for which the same are leased hereby. Notwithstanding the foregoing, Tenant’s acceptance of the Demised Premises prior to the Lease Commencement Date shall not be deemed to create an obligation to pay Base Rent or Additional Rent prior to the dates set forth herein, provided that Tenant shall otherwise comply with all of the terms and conditions of this Lease upon acceptance of the Demised Premises. Tenant or its contractor shall use reasonable speed and diligence to construct the Improvements in a good, first-class, workmanlike and timely manner and in accordance with the Plans and Specifications. Tenant shall carry, or cause its contractor to carry, insurance reasonably satisfactory to Landlord throughout the construction of the Improvements. Except as expressly set forth in Section 17(g) below, regardless of whether or not Tenant is able to Substantially Complete the Improvements or commence business operations from the Demised Premises by March 1, 2009, the Base Rent Commencement Date, Tenant’s obligation to pay Base Rent and Additional Rent hereunder shall nevertheless begin on such date.

(c)            Upon Substantial Completion of the Demised Premises, a representative of Landlord and a representative of Tenant together shall inspect the Demised Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Improvements (the “Punchlist”). Tenant’s contractor shall, within a reasonable time after the Punchlist is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as is set forth on the Punchlist. All construction work shall be deemed approved by Tenant in all respects except for items of said work which are included on the Punchlist.

(d)            Notwithstanding anything to the contrary contained herein, Landlord shall be responsible for the cost of the construction of the Improvements only up to an amount equal to $1,040,345.00 (the “Tenant Allowance”). Landlord shall reimburse Tenant for Tenant’s costs (as defined in subsection (f) below) incurred in constructing the Improvements, up to the amount of the Tenant Allowance as follows:

(1)          During construction of the Improvements, Landlord shall make periodic payments (but not more often than once a month) of up to an aggregate amount equal to seventy-five percent (75%) of the amount of the Tenant Allowance to Tenant at such time as:

(i)            Tenant has delivered to Landlord copies of Tenant’s building permit (applies to the initial progress payment only);

(ii)            Tenant has received Landlord’s written approval of the Plans and Specifications (applies to the initial progress payment only);

(iii)            Tenant has submitted a written request for payment directly to Landlord, together with a corresponding application for payment from Tenant’s contractor, indicating the level of completion of the Improvements;

(iv)            Tenant’s contractor has completed the stated portion of the Improvements within the Demised Premises, as evidenced by a certificate from Tenant’s architect and invoices, receipts and other evidence reasonably required by Landlord to evidence the cost of the Improvements made as of the date of Tenant’s request for payment; and

(v)            Tenant has delivered to Landlord partial lien waivers for the completed portion of the Improvements, from Tenant’s contractor, all subcontractors and all laborers or material suppliers having performed any work at the Demised Premises relating to the completed portion of the Improvements.

(2)          Landlord shall pay the remaining twenty-five percent (25%) of the Tenant Allowance to Tenant at such time that Tenant’s contractor has:

(i)            Substantially Completed the Improvements as established by the delivery by Tenant to Landlord of (i) a certificate of occupancy or its equivalent (or temporary certificate of occupancy or its equivalent) for the Demised Premises issued by the appropriate governmental authority, if a certificate is so required by a governmental authority, and (ii) a Certificate of Substantial Completion for the Improvements on Standard AIA Form G-704 certified by Tenant’s architect;

(ii)            delivered to Landlord lien waivers and affidavits from Tenant’s contractor, all subcontractors, and all laborers or materials suppliers having performed any work at the Demised Premises relating to the Improvements, together with any other evidence reasonably required by Landlord to satisfy Landlord’s title insurer that there are no parties entitled to file a lien against the real property underlying the Project in connection with such work; and

(iii)            delivered to Landlord all invoices, receipts and other evidence reasonably required by Landlord to evidence the cost of the Improvements.

(e)            For purposes of this Lease, the term “Substantial Completion” (or any variation thereof) shall mean completion of construction of the Improvements in accordance with the Plans and Specifications, subject only to Punchlist items established pursuant to Section 17(c), as established by the delivery by Tenant to Landlord of (i) a certificate of occupancy or its equivalent (or temporary certificate of occupancy or its equivalent) for the Demised Premises issued by the appropriate governmental authority, if a certificate is so required by a governmental authority, and (ii) a Certificate of Substantial Completion for the Improvements on Standard AIA Form G-704 certified by Tenant’s architect. In the event Substantial Completion is delayed because of any delay other than Force Majeure Delay (as defined in Section 17(g) below), then for the purpose of establishing the Lease Commencement Date and any other date tied to the date of Substantial Completion, Substantial Completion shall be deemed to mean the date when Substantial Completion would have been achieved but for such delay.

(f)            Tenant hereby expressly acknowledges and agrees that in the event that following the final approval of the Plans and Specifications, Landlord reasonably determines that modifications to the base Building required in connection with the construction of the Improvements will cost in excess of $50,000 to repair and restore upon the expiration or earlier termination of this Lease, Tenant shall provide Landlord with an additional cash security deposit or letter of credit in an amount reasonably determined by Landlord to be held by Landlord pursuant to Section 5 hereof. Landlord shall provide written notice to Tenant specifying the amount of the additional security deposit required within thirty (30) days after the date of approval of the final Plans and Specifications. Tenant agrees to deliver to Landlord such amount within ten (10) days following receipt of notice requesting the same. Failure by Tenant to make such payment to Landlord shall be a default hereunder. Tenant further hereby expressly acknowledges and agrees that, notwithstanding anything in this Lease to the contrary, any and all wall panel systems installed within the Demised Premises in connection with the construction of the Improvements or thereafter shall remain the property of Landlord upon the expiration or earlier termination of this Lease.

(g)            For purposes of this Lease, “Force Majeure Delay” shall mean delays incurred for such additional time as is equal to the time lost by Tenant’s contractors in connection with the completion of the Improvements as a result of a casualty to the Building or Building Common Area which precludes access to either the Building or the Demised Premises. Tenant shall notify Landlord in writing within fifteen (15) days after the commencement of any event which Tenant feels constitutes a Force Majeure Delay and Landlord and Tenant shall mutually agree upon the number of days of Force Majeure Delay as a result of such casualty. To the extent Substantial Completion is delayed because of Force Majeure Delay, then the Lease Commencement Date, the Base Rent Commencement Date and the Expiration Date shall be postponed one day for each day Substantial Completion is delayed due to Force Majeure Delay.

(h)            Tenant’s costs for construction of the Improvements shall include all “hard” and “soft” costs associated with the construction of the Improvements, which shall include without limitation, the cost of the Plans and Specifications, and all tenant buildout, including, without limitation, demising walls, utilities, and the heating, ventilating and air conditioning system.

(i)            Tenant hereby expressly acknowledge and agrees that Tenant shall be responsible for all costs of construction of the Improvements in excess of the Tenant Allowance.

18.            Tenant Alterations and Additions.

(a)            Tenant shall not make or permit to be made any alterations, improvements, or additions to the Demised Premises (a “Tenant’s Change”), without first obtaining on each occasion Landlord’s prior written consent (which consent Landlord agrees not to unreasonably withhold) and Lender’s prior written consent (if such consent is required). As part of its approval process, Landlord may require that Tenant submit plans and specifications to Landlord, for Landlord’s approval or disapproval, which approval shall not be unreasonably withheld. All Tenant’s Changes shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with first-class materials. Tenant shall maintain insurance reasonably satisfactory to Landlord during the construction of all Tenant’s Changes. If Landlord at the time of giving its approval to any Tenant’s Change notifies Tenant in writing that approval is not conditioned upon removal of Tenant’s Change at the termination or expiration of this Lease, then Tenant shall not be required to remove the applicable Tenant’s Change at the termination or expiration of this Lease; provided, however, that absent a written confirmation that approval is not conditioned on removal, then Tenant shall, at its sole cost and expense and at Landlord’s option upon the termination or expiration of this Lease, remove the same and restore the Demised Premises to its condition prior to such Tenant’s Change. No Tenant’s Change shall be structural in nature or impair the structural strength of the Building or reduce its value. Tenant shall pay the full cost of any Tenant’s Change and shall give Landlord such reasonable security as may be requested by Landlord to insure payment of such cost. Except as otherwise provided herein and in Section 12, all Tenant’s Changes and all repairs and all other property attached to or installed on the Demised Premises by or on behalf of Tenant shall immediately upon completion or installation thereof be and become part of the Demised Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease. Notwithstanding anything herein to the contrary, Tenant shall be allowed to make minor, nonstructural Tenant’s Changes to the interior of the Demised Premises costing less than $25,000.00 individually, and $50,000.00 in the aggregate during any calendar year (each a “Non-Structural Change”) without obtaining Landlord’s prior consent; provided, however, that Tenant shall, within thirty (30) days after the completion of said Non-Structural Change, provide Landlord with written description of said Non-Structural Change and evidence reasonably acceptable to Landlord of the cost/value thereof. Tenant shall, at its sole cost and expense and at Landlord’s option upon the termination or expiration of this Lease, remove all Non-Structural Changes and restore the Demised Premises to its condition prior to such Non-Structural Changes.

(b)            To the extent permitted by law, all of Tenant’s contracts and subcontracts for such Tenant’s Changes shall provide that no lien shall attach to or be claimed against the Demised Premises or any interest therein, and that all subcontracts let thereunder shall contain the same provision. Whether or not Tenant furnishes the foregoing, Tenant agrees to hold Landlord harmless from, and defend against (with legal counsel acceptable to Landlord) all liens, claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. Tenant shall not permit the Demised Premises to become subject to any mechanics’, laborers’ or materialmen’s lien on account of labor, material or services furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed for the Demised Premises by, or at the direction or sufferance of Tenant and if any such liens are filed against the Demised Premises, Tenant shall promptly discharge the same; provided, however, that Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord, within fifteen (15) days after demand, such security as may be reasonably satisfactory to Landlord to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of Landlord’s interest in the Demised Premises by reason of non-payment thereof; provided further that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied. If Tenant fails to post such security or does not diligently contest such lien, Landlord may, without investigation of the validity of the lien claim, discharge such lien and Tenant shall reimburse Landlord upon demand for all costs and expenses incurred in connection therewith, which expenses shall include any attorneys’ fees, paralegals’ fees and any and all costs associated therewith, including litigation through all trial and appellate levels and any costs in posting bond to effect a discharge or release of the lien. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the Demised Premises to liability under any lien law now or hereafter existing of the state in which the Demised Premises are located.

19.            Services by Landlord. Landlord shall be responsible for providing for maintenance of the Building Common Area, and, except as required by Section 10(b) hereof or as otherwise specifically provided for herein, Landlord shall be responsible for no other services whatsoever. Except as otherwise provided in Section 10(b), Tenant, by payment of Tenant’s share of the Operating Expenses, shall pay Tenant’s pro rata share of the expenses incurred by Landlord hereunder.

20.            Fire and Other Casualty. In the event the Demised Premises are damaged by fire or other casualty insured by Landlord, Landlord agrees to promptly restore and repair the Demised Premises at Landlord’s expense, including the Improvements to be insured by Tenant, but only to the extent Landlord receives insurance proceeds therefor, including the proceeds from the insurance required to be carried by Tenant on the Improvements. Notwithstanding the foregoing, in the event that the Demised Premises are (i) in the reasonable opinion of Landlord, so destroyed that they cannot be repaired or rebuilt within two hundred seventy (270) days after the date of such damage; or (ii) destroyed by a casualty which is not covered by Landlord’s insurance, or if such casualty is covered by Landlord’s insurance but Lender or other party entitled to insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Demised Premises, then Landlord shall give written notice to Tenant of such determination (the “Determination Notice”) within sixty (60) days of such casualty. Either Landlord or Tenant may terminate and cancel this Lease effective as of the date of such casualty by giving written notice to the other party within thirty (30) days after Tenant’s receipt of the Determination Notice. Upon the giving of such termination notice, all obligations hereunder with respect to periods from and after the effective date of termination shall thereupon cease and terminate. If no such termination notice is given, Landlord shall, to the extent of the available insurance proceeds, make such repair or restoration of the Demised Premises to the approximate condition existing prior to such casualty, promptly and in such manner as not to unreasonably interfere with Tenant’s use and occupancy of the Demised Premises (if Tenant is still occupying the Demised Premises). Base Rent and Additional Rent shall proportionately abate during the time that the Demised Premises or any part thereof are unusable by reason of any such damage thereto.

21.            Condemnation.

(a)            If all of the Demised Premises is taken or condemned for a public or quasi-public use, or if a material portion of the Demised Premises is taken or condemned for a public or quasi-public use and the remaining portion thereof is not usable by Tenant in the reasonable opinion of Landlord and Tenant, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor or the date on which Tenant is deprived of possession of the Demised Premises. In such event, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Base Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to

Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

(b)            If only part of the Demised Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to Section 21(a), Landlord shall, to the extent of the award it receives, restore the Demised Premises to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking, and there shall be an equitable adjustment to the Base Rent and Additional Rent based on the actual loss of use of the Demised Premises suffered by Tenant from the taking.

(c)            Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 21, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against the condemnor, to the extent permitted by law, for the value of Tenant’s moveable trade fixtures, machinery and moving expenses, provided that the making of such claim shall not and does not adversely affect or diminish Landlord’s award.

22.            Tenant’s Default.

(a)            The occurrence of any one or more of the following events shall constitute an “Event of Default” of Tenant under this Lease:

(i)            if Tenant fails to pay Base Rent or any Additional Rent hereunder as and when such rent becomes due and such failure shall continue for more than five (5) days after Landlord gives written notice to Tenant of such failure (provided, however, that if payment of any Base Rent or Additional Rent required hereunder is by check, and following deposit thereof such check is rejected or returned due to insufficient funds, then, after the first such event in any calendar year, such event shall constitute an immediate Event of Default and no such five (5) day notice and cure period shall be required);

(ii)            if Tenant fails to pay Base Rent or any Additional Rent on time more than three (3) times in any period of twelve (12) months, notwithstanding that such payments have been made within the applicable cure period;

(iii)            if the Demised Premises become vacant, deserted, or abandoned for more than ten (10) consecutive days or if Tenant fails to take possession of the Demised Premises on the Lease Commencement Date or promptly thereafter;

(iv)            except as provided in Section 18(b), if Tenant permits to be done anything which creates a lien upon the Demised Premises and fails to discharge or bond such lien, or post security with Landlord acceptable to Landlord within thirty (30) days after receipt by Tenant of written notice thereof;

(v)            if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant written notice of such failure;

(vi)            if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings;

(vii)            if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

(viii)            if a receiver, custodian, or trustee is appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment; or

(ix)            if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant written notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time.

(b)            Upon the occurrence of any one or more Events of Default, Landlord may, at Landlord’s option, without any demand or notice whatsoever (except as expressly required in this Section 22):

(i)            Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Demised Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Demised Premises to Landlord on the date specified in such notice; or

(ii)            Terminate this Lease as provided in Section 22(b)(i) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including, without limitation, an amount which, at the date of such termination, is calculated as follows: (1) the value of the excess, if any, of (A) the Base Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the Expiration Date had this Lease not been terminated (the “Remaining Term”), over (B) the aggregate reasonable rental value (including an amount for Base Rent, Additional Rent and all other sums which would have been payable hereunder) of the Demised Premises for the Remaining Term (which excess, if any shall be discounted to present value at the “Treasury Yield” as defined below for the Remaining Term); plus (2) the costs of recovering possession of the Demised Premises and all other expenses incurred by Landlord due to Tenant’s default, including, without limitation, reasonable attorney’s fees; plus (3) the unpaid Base Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Demised Premises. The amount as calculated above shall be deemed immediately due and payable. The payment of the amount calculated in subparagraph (ii)(1) shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. “Treasury Yield” shall mean the rate of return in percent per annum of Treasury Constant Maturities for the length of time specified as published in document H.15(519) (presently published by the Board of Governors of the U.S. Federal Reserve System titled “Federal Reserve Statistical Release”) for the calendar week immediately preceding the calendar week in which the termination occurs. If the rate of return of Treasury Constant Maturities for the calendar week in question is not published on or before the business day preceding the date of the Treasury Yield in question is to become effective, then the Treasury Yield shall be based upon the rate of return of Treasury Constant Maturities for the length of time specified for the most recent calendar week for which such publication has occurred. If no rate of return for Treasury Constant Maturities is published for the specific length of time specified, the Treasury Yield for such length of time shall be the weighted average of the rates of return of Treasury Constant Maturities most nearly corresponding to the length of the applicable period specified. If the publishing of the rate of return of Treasury Constant Maturities is ever discontinued, then the Treasury Yield shall be based upon the index which is published by the Board of Governors of the U.S. Federal Reserve System in replacement thereof or, if no such replacement index is published, the index which, in Landlord’s reasonable determination, most nearly corresponds to the rate of return of Treasury Constant Maturities. In determining the aggregate reasonable rental value pursuant to subparagraph (ii)(1)(B) above, the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (a) the length of time remaining in the Remaining Term, (b) the then current market conditions in the general area in which the Building is located, (c) the likelihood of reletting the Demised Premises for a period of time equal to the remainder of the Term, (d) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located, (e) the vacancy levels in the general area in which the Building is located, (f) current levels of new construction that will be completed during the Remaining Term and how this construction will likely affect vacancy rates and rental rates and (g) inflation; or

(iii)            Without terminating this Lease, declare immediately due and payable the sum of the following: (1) the present value (calculated using the “Treasury Yield”) of all Base Rent and Additional Rent due and coming due under this Lease for the entire Remaining Term (as if by the terms of this Lease they were payable in advance), plus (2) the cost of recovering and reletting the Demised Premises and all other expenses incurred by Landlord in connection with Tenant’s default, plus (3) any unpaid Base Rent, Additional Rent and other rentals, charges, assessments and other sums owing by Tenant to Landlord under this Lease or in connection with the Demised Premises as of the date this provision is invoked by Landlord, plus (4) interest on all such amounts from the date due at the Interest Rate, and Landlord may immediately proceed to distrain, collect, or bring action for such sum, or may file a proof of claim in any bankruptcy or insolvency proceedings to enforce payment thereof; provided, however, that such payment shall not be deemed a penalty or liquidated damages, but shall merely constitute payment in advance of all Base Rent and Additional Rent payable hereunder throughout the Term, and provided further, however, that upon Landlord receiving such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenants and subtenants on account of said Demised Premises during the remainder of the Term (provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this subparagraph (iii)), less all costs, expenses and attorneys’ fees of Landlord incurred but not yet reimbursed by Tenant in connection with recovering and reletting the Demised Premises; or

(iv)            Without terminating this Lease, in its own name but as agent for Tenant, enter into and upon and take possession of the Demised Premises or any part thereof. Any property remaining in the Demised Premises may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of, Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby unless caused by Landlord’s negligence. Thereafter,

Landlord may, but shall not be obligated to, lease to a third party the Demised Premises or any portion thereof as the agent of Tenant upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Demised Premises. The remainder of any rentals received by Landlord from such reletting, after the payment of any indebtedness due hereunder from Tenant to Landlord, and the payment of any costs and expenses of such reletting, shall be held by Landlord to the extent of and for application in payment of future rent owed by Tenant, if any, as the same may become due and payable hereunder. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

(v)            Without terminating this Lease, and with or without notice to Tenant, enter into and upon the Demised Premises and, without being liable for prosecution or any claim for damages therefor, maintain the Demised Premises and repair or replace any damage thereto or do anything or make any payment for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant’s compliance under this Lease and Landlord shall not be liable to Tenant for any damages with respect thereto; or

(vi)            Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, wherever Landlord is obligated to furnish or render the same so long as an Event of Default exists under this Lease; or

(vii)            With or without terminating this Lease, allow the Demised Premises to remain unoccupied and collect rent from Tenant as it comes due; or

(viii)            Pursue such other remedies as are available at law or equity.

(c)            If this Lease shall terminate as a result of or while there exists an Event of Default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default.

(d)            Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time with respect to items other than any sum or sums then due hereunder.

(e)            No agreement to accept a surrender of the Demised Premises and no act or omission by Landlord or Landlord’s agents during the Term shall constitute an acceptance or surrender of the Demised Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Demised Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver. Landlord’s acceptance of Base Rent or Additional Rent in full or in part following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party’s right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

(f)            If an Event of Default shall occur, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys’ fees, court costs and expenses actually incurred.

23.            Landlord’s Right of Entry. Tenant agrees to permit Landlord and the authorized representatives of Landlord and of Lender to enter upon the Demised Premises at all reasonable times for the purposes of inspecting the Demised Premises and Tenant’s compliance with this Lease, and making any necessary repairs thereto; provided that, except in the case of an emergency, Landlord shall give Tenant reasonable prior notice of Landlord’s intended entry upon the Demised Premises. Nothing herein shall imply any duty upon the part of Landlord to do any work required of Tenant hereunder, and the performance thereof by Landlord shall not constitute a waiver of Tenant’s default in failing to perform it. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use reasonable efforts not to disturb or otherwise interfere with Tenant’s operations in the Demised Premises in making such repairs or performing such work. Landlord also shall have the right, upon reasonable prior notice to Tenant, to enter the Demised Premises at all reasonable times to exhibit the Demised Premises to any prospective purchaser, mortgagee or tenant thereof.

24.            Lender’s Rights.

(a)            For purposes of this Lease:

(i)            “Lender” as used herein means the holder of a Mortgage;

(ii)            “Mortgage” as used herein means any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which may now or hereafter affect or encumber Landlord’s title to the Demised Premises, and any amendments, modifications, extensions or renewals thereof.

(b)            This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage provided that the holder of said Mortgage agrees in writing not to disturb Tenant’s possession of the Demised Premises so long as Tenant is not in default hereunder beyond the expiration of any applicable notice and cure period. Tenant recognizes and acknowledges the right of Lender to foreclose or exercise the power of sale against the Demised Premises under any Mortgage.

(c)            Within fifteen (15) days after Landlord’s request, Tenant shall, in confirmation of the subordination set forth in Section 24(b) and notwithstanding the fact that such subordination is self-operative, and no further instrument or subordination shall be necessary, execute, acknowledge, and deliver to Landlord or to Lender any and all instruments reasonably requested by either of them to evidence such subordination.

(d)            At any time during the Term, Lender may, by written notice to Tenant, make this Lease superior to the lien of its Mortgage. If requested by Lender, Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Lender, any and all instruments that may be necessary to make this Lease superior to the lien of any Mortgage.

(e)            If Lender (or Lender’s nominee, or other purchaser at foreclosure) shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, if requested by such successor, attorn to and recognize such successor as Tenant’s landlord under this Lease without change in the terms and provisions of this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, provided that such successor shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, and then only if such prepayments have been deposited with and are under the control of such successor, (ii) any provision of any amendment to the Lease to which Lender has not consented, (iii) the defaults of any prior landlord under this Lease, or (iv) any offset rights arising out of the defaults of any prior landlord under this Lease. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

(f)            In the event there is a Mortgage at any time during the Term, Landlord shall, at Tenant’s request, use commercially reasonable efforts to cause the Lender to enter into a subordination, nondisturbance and attornment agreement with Tenant reasonably satisfactory to Tenant and consistent with this Section 24.

25.            Estoppel Certificate and Financial Statement.

(a)            Landlord and Tenant agree, at any time, and from time to time, within fifteen (15) days after written request of the other, to execute, acknowledge and deliver a statement in writing in recordable form to the requesting party and/or its designee certifying that: (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified), (ii) the dates to which Base Rent, Additional Rent and other charges have been paid, (iii) whether or not, to the best of its knowledge, there exists any failure by the requesting party to perform any term, covenant or condition contained in this Lease, and, if so, specifying each such failure, (iv) (if such be the case) Tenant has unconditionally accepted the Demised Premises and is conducting its business therein, and (v) and as to such additional matters as may be requested, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party and by any purchaser of title to the Demised Premises or by any mortgagee or any assignee thereof or any party to any sale-leaseback of the Demised Premises, or the landlord under a ground lease affecting the Demised Premises.

(b)            If Landlord desires to finance, refinance, or sell the Building, Tenant and all guarantors of Tenant’s obligations hereunder, if any, shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

26.            Landlord Liability. NO OWNER OF THE DEMISED PREMISES, WHETHER OR NOT NAMED HEREIN, SHALL HAVE LIABILITY HEREUNDER AFTER IT CEASES TO HOLD TITLE TO THE DEMISED PREMISES. NEITHER LANDLORD NOR ANY OFFICER, DIRECTOR, SHAREHOLDER, PARTNER OR PRINCIPAL OF LANDLORD, WHETHER DISCLOSED OR UNDISCLOSED, SHALL BE UNDER ANY PERSONAL LIABILITY WITH RESPECT TO ANY OF THE PROVISIONS OF THIS LEASE. IN THE EVENT LANDLORD IS IN BREACH OR DEFAULT

WITH RESPECT TO LANDLORD’S OBLIGATIONS OR OTHERWISE UNDER THIS LEASE, TENANT SHALL LOOK SOLELY TO THE EQUITY OF LANDLORD IN THE BUILDING FOR THE SATISFACTION OF TENANT’S REMEDIES. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT LANDLORD’S LIABILITY UNDER THE TERMS, COVENANTS, CONDITIONS, WARRANTIES AND OBLIGATIONS OF THIS LEASE SHALL IN NO EVENT EXCEED LANDLORD’S EQUITY INTEREST IN THE BUILDING.

27.            Notices. Any notice required or permitted to be given or served by either party to this Lease shall be deemed given when made in writing, and either (i) personally delivered, (ii) delivered by facsimile with the original to follow as soon thereafter as practicable via one of the other methods set forth in this Section 27, (iii) deposited with the United States Postal Service, postage prepaid, by registered or certified mail, return receipt requested, or (iv) delivered by a nationally recognized overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section 1(m) (as the same may be changed by giving written notice of the aforesaid in accordance with this Section 27). If any notice mailed is properly addressed with appropriate postage but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing. Any notice required or permitted to be given or served by Landlord or Tenant to this Lease may be given by either an agent, law firm or attorney acting on behalf of Landlord or Tenant.

28.            Brokers. Tenant represents and warrants to Landlord that, except for those parties set forth in Section 1(o) (the “Brokers”), Tenant has not engaged or had any conversations or negotiations with any broker, finder or other third party concerning the leasing of the Demised Premises to Tenant who would be entitled to any commission or fee based on the execution of this Lease. Tenant hereby further represents and warrants to Landlord that Tenant is not receiving and is not entitled to receive any rebate, payment or other remuneration, either directly or indirectly, from the Brokers, and that it is not otherwise sharing in or entitled to share in any commission or fee paid to the Brokers by Landlord or any other party in connection with the execution of this Lease, either directly or indirectly. Tenant hereby indemnifies Landlord against and from any claims for any brokerage commissions (except those payable to the Brokers, all of which are payable by Landlord pursuant to a separate agreement) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of this Lease for any reason.

29.            Assignment and Subleasing.

(a)            Tenant may not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet the Demised Premises, in whole or in part, without on each occasion first obtaining the prior express written consent of Landlord, which consent Landlord shall not unreasonably withhold, condition or delay. Any change in control of Tenant resulting from a merger, consolidation, stock transfer or asset sale shall be considered an assignment or transfer which requires Landlord’s prior written consent. For purposes of this Section 29, (i) a transfer of greater than a fifty percent (50%) ownership interest in Tenant or its assets, either in one (1) transaction or a series of transactions shall be deemed to be a change in control of Tenant, and (ii) by way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent if Landlord determines (x) that the prospective assignee or subtenant is not of a financial strength similar to Tenant as of the Lease Date, (y) that the prospective assignee or subtenant has a poor business reputation, (z) that the proposed use of the Demised Premises by such prospective assignee or subtenant (including, without limitation, a use involving the use or handling of Hazardous Substances) will negatively affect the value or marketability of the Building or the Project or (iv) that the prospective assignee or subtenant is a current tenant in the Project or is a bona-fide third-party prospective tenant.

(b)            Notwithstanding Section 29(a) above, provided that there then exists no Event of Default under this Lease which remains uncured, Tenant shall have the right, upon thirty (30) days’ prior written notice to Landlord but without Landlord’s prior consent to assign this Lease to any related entity which controls Tenant, is controlled by Tenant or is under common control with Tenant (a “Related Assignment”). The provisions of subsection 29(c) below shall not apply to any Related Assignment.

(c)            If Tenant desires to assign this Lease or sublet the Demised Premises or any part thereof, Tenant shall give Landlord written notice no later than forty-five (45) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space within the Demised Premises proposed to be subleased, (iii) the proposed effective date and duration of the assignment or subletting and (iv) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease. Landlord shall have a period of thirty (30) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant’s notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for obligations under Sections 11 and 28 and all other provisions of this Lease which expressly survive the termination hereof; or (ii) to permit Tenant to assign or sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Demised Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then one half (1/2) of such excess rent and other consideration (after payment of brokerage commissions, attorneys’ fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord) shall be considered Additional Rent owed by Tenant to Landlord, and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Base Rent and, in the case of any other consideration, within ten (10) business days after receipt thereof by Tenant; or (iii) to refuse, in Landlord’s reasonable discretion (taking into account all relevant factors including, without limitation, the factors set forth in the Section 29(a) above), to consent to Tenant’s assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Demised Premises. If Landlord should fail to notify Tenant in writing of such election within the aforesaid thirty (30) day period, Landlord shall be deemed to have elected option (iii) above. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs incurred by Landlord in connection with any requested assignment or subletting, and such payments shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection (ii) above. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require such assignee to assume performance of all terms of this Lease on Tenant’s part to be performed.

(d)            No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord’s consent to any assignment, sublease, or transfer. Permitted subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving Tenant of any of its liability hereunder. No such assignment, subletting, occupancy or collection shall be deemed the acceptance of the assignee, tenant or occupant, as Tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord’s consent to any subsequent assignment or sublease.

30.            Termination or Expiration.

(a)            No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord’s right to collect rent for the period prior to termination thereof. Notwithstanding anything to the contrary contained herein, if this Lease is rejected in any bankruptcy action or proceeding filed by or against Tenant, and the effective date of rejection is on or after the date upon which that month’s Rent is due and owing, then the Rent owing under this Lease for the month during which the effective date of such rejection occurs shall be due and payable in full and shall not be prorated.

(b)            At the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Demised Premises and all improvements, alterations and additions thereto, and keys therefor to Landlord, clean and neat, and in the same condition as at the Lease Commencement Date, excepting normal wear and tear, condemnation and casualty other than that required to be insured against by Tenant hereunder.

(c)            If Tenant remains in possession of the Demised Premises after expiration of the Term, with or without Landlord’s acquiescence and without any express agreement of the parties, Tenant shall be a tenant-at-sufferance at the greater of (i) one hundred fifty percent (150%) of the then current fair market base rental value of the Demised Premises or (ii) one hundred fifty percent (150%) of the Base Rent in effect at the end of the Term. Tenant shall also continue to pay all other Additional Rent due hereunder. Notwithstanding the foregoing, there shall be no renewal of this Lease by operation of law or otherwise, and, in addition to and without limiting such rights and remedies as may be available to Landlord at law or in equity as a result of Tenant’s holding over beyond the Term, Landlord shall be entitled to exercise any and all rights and remedies available to Landlord in respect of an Event of Default hereunder (it being agreed that any such holdover shall be deemed an immediate Event of Default hereunder). In addition to the foregoing, Tenant shall be liable for all damages, direct and consequential, incurred by Landlord as a result of such holdover. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Demised Premises shall reinstate, continue or extend the Term or Tenant’s right of possession. The provisions of this subsection 30(c) shall survive the expiration of the Term.

31.            Intentionally Deleted.

32.            Late Payments. In the event any installment of rent, inclusive of Base Rent, or Additional Rent or other sums due hereunder, if any, is not paid within five (5) days after the due date therefor, Tenant shall pay an administrative fee (the “Administrative Fee”) equal to five percent (5%) of such past due amount, plus interest on the amount past due at the lesser of (i) the maximum interest rate allowed by law or (ii) a rate of fifteen percent (15%) per annum (the “Interest Rate”), in order to defray the additional expenses incurred by Landlord as a result of such late payment. The Administrative Fee is in addition to, and not in lieu of, any of the Landlord’s remedies hereunder.

33.            Rules and Regulations. Tenant agrees to abide by the rules and regulations set forth on Exhibit D attached hereto, as well as other rules and regulations reasonably promulgated by Landlord from time to time, so long as such other rules and regulations do not materially and adversely affect the rights of Tenant hereunder.

34.            Quiet Enjoyment. So long as Tenant has not committed an Event of Default hereunder, Landlord agrees that Tenant shall have the right to quietly use and enjoy the Demised Premises for the Term.

35.            Miscellaneous.

(a)            The parties hereto hereby covenant and agree that Landlord shall receive the Base Rent, Additional Rent and all other sums payable by Tenant hereinabove provided as net income from the Demised Premises, without any abatement (except as set forth in Section 20 and Section 21), reduction, set-off, counterclaim, defense or deduction whatsoever.

(b)            If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(c)            All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law.

(d)            TIME IS OF THE ESSENCE OF THIS LEASE.

(e)            No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s or Tenant’s rights to demand exact compliance with the terms hereof.

(f)            This Lease contains the entire agreement of the parties hereto as to the subject matter of this Lease and no prior representations, inducements, letters of intent, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. Any future amendment to this Lease must be in writing and signed by the parties hereto. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

(g)            This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

(h)            Under no circumstances shall Tenant have the right to record this Lease or a memorandum thereof.

(i)            The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

(j)            This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

(k)            This Lease shall be interpreted under the laws of the State where the Demised Premises are located.

(l)            The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made from any item which has been stricken from this Lease other than the deletion of such item.

36.            Special Stipulations. The Special Stipulations, if any, attached hereto as Exhibit C, are incorporated herein and made a part hereof, and to the extent of any conflict between the foregoing provisions and the Special Stipulations, the Special Stipulations shall govern and control.

37.            Lease Date. For purposes of this Lease, the term “Lease Date” shall mean the later date upon which this Lease is signed by Landlord and Tenant.

38.            Authority. If Tenant is not a natural person, Tenant shall cause its corporate secretary or general partner, as applicable, to execute the certificate attached hereto as Exhibit E. Tenant is authorized by all required corporate or partnership action to enter into this Lease and the individual(s) signing this Lease on behalf of Tenant are each authorized to bind Tenant to its terms.

39.            No Offer Until Executed. The submission of this Lease by Landlord to Tenant for examination or consideration does not constitute an offer by Landlord to lease the Demised Premises and this Lease shall become effective, if at all, only upon the execution and delivery thereof by Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Demised Premises on the terms contained herein. The offer by Tenant will be irrevocable until 6:00 p.m. Eastern time for fifteen (15) days after the date of execution of this Lease by Tenant and delivery to Landlord.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written.

LANDLORD:
Date: Sept 25, 2008
141 KNOWLTON WAY, LLC, a Delaware limited liability company

By: IPA Acquisition II, LLC, a Delaware limited liability company, its sole member

By: IDI Holdings IV, LLC, a Delaware limited liability company, its managing member

	By:	/s/ Timothy J. Gunter

Timothy J. Gunter
Manager

TENANT:
Date:
DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation

By:
Name: Scott Jenkins Title: Treasurer and Secretary

Attest:
Name: Tracy Baker Title: Chief Operating Officer

[CORPORATE SEAL]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written.

LANDLORD:
Date:
141 KNOWLTON WAY, LLC, a Delaware limited liability company

By: IPA Acquisition II, LLC, a Delaware limited liability company, its sole member

By: IDI Holdings IV, LLC, a Delaware limited liability company, its managing member

By:
Timothy J. Gunter Manager

TENANT:

Date: Oct. 2, 2008	DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation

	By:	/s/ Scott Jenkins

Name: Scott Jenkins
Title: Treasurer and Secretary

Attest: /s/ Tracy Baker

Name: Tracy Baker Title: Chief Operating Officer

[CORPORATE SEAL]

ATTESTATION

Landlord:

STATE OF Georgia

COUNTY OF DeKalb

BEFORE ME, a Notary Public in and for said County, personally appeared Timothy J. Gunter, known to me to be the person who, as Manager of IDI Holdings IV, LLC, the company which executed the foregoing instrument in its capacity as managing member of IPA Acquisition II, LLC, in its capacity as sole member of Landlord, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said company, in the aforesaid capacities, that the same is his free act and deed and he was duly authorized thereunto by the company.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this 25 day of Sept, 2008.

/s/ Charlotte Robinson

Notary Public

My Commission Expires:	CHARLOTTE ROBINSON Notary Public, DeKalb County, Georgia My Commission Expires Oct. 11, 2009

Tenant - Corporation:

PROVINCE OF

CITY OF

BEFORE ME, a Notary Public in and for said County, personally appeared Scott Jenkins and Tracy Baker, known to me to be the person(s) who, as Treasurer and Secretary and Chief Operating Officer, respectively, of DIRTT Environmental Solutions, Inc., a Colorado corporation, the corporation which executed the foregoing instrument in its capacity as Tenant, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation as officers of said corporation, that the same is their free act and deed as such officers, respectively, and they were duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporate seal of said corporation.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this          day of                               , 2008.

Notary Public

My Commission Expires:

ATTESTATION

Landlord:

STATE OF

COUNTY OF

BEFORE ME, a Notary Public in and for said County, personally appeared Timothy J. Gunter, known to me to be the person who, as Manager of IDI Holdings IV, LLC, the company which executed the foregoing instrument in its capacity as managing member of IPA Acquisition II, LLC, in its capacity as sole member of Landlord, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said company, in the aforesaid capacities, that the same is his free act and deed and he was duly authorized thereunto by the company.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this          day of                        , 2008.

Notary Public

My Commission Expires:

Tenant - Corporation:

PROVINCE OF  Alberta

CITY OF  Calgary

BEFORE ME, a Notary Public in and for said County, personally appeared Scott Jenkins and Tracy Baker, known to me to be the person(s) who, as Treasurer and Secretary and Chief Operating Officer, respectively, of DIRTT Environmental Solutions, Inc., a Colorado corporation, the corporation which executed the foregoing instrument in its capacity as Tenant, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation as officers of said corporation, that the same is their free act and deed as such officers, respectively, and they were duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporate seal of said corporation.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this 2nd day of October, 2008.

/s/ Beth Younggren

Notary Public

My Commission Expires:

At the pleasure of the lieutenant governor in council	Beth Younggren Student-at-Law

EXHIBIT A

Demised Premises

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EXHIBIT B

Preliminary Plans and Specifications

General

•	All work will be permitted by Tenant’s General Contractor as required by the local authorities.

•	Work performed by the Tenant’s contractors (such as racking, modular furniture installation, low voltage wiring, etc.) must be permitted if required.

•	Prior to any contractors mobilizing on site Landlord must receive proof of adequate insurance listing Landlord, or affiliated entity, as additional insured for the specific work.

•	All work done in occupied buildings must be done in accordance with the Landlord’s Rules & Regulations.

•	Landlord will receive drawings for review prior to constructions, and a final set of “as-built” drawings once the work is complete.

•	The Tenant can not occupy (any part of) the facility until the local authorities have issued an occupancy permit (such as a Temporary or Permanent Certificate of Occupancy, or a Use Permit).

Minimum Improvements Required by Landlord to be installed by Tenant

Lighting:	T-5HO lighting interfaced with skylights for energy conservation, to provide 30 FC average at 3’ AFF assuming 10% racking.

Electrical:	2500 amp/ 4 wire/ 3 phase/ 480 volts services; Ten (10) 220 volt electric drops and (40) 110 volt electric drops included.

HVAC:	Warehouse will be folly air-conditioned at a tonnage density of 1,000 sf per ton for a total of 70 TONS inclusive of all related work and GC OH&P.

Drive-in Door:	One (1) motorized 12’ x 16’ drive-in door with ramp

Dock – High Doors:	Eight (8) 9’ x 10’ manual lift doors equipped with:
• 35,0001b, 6’ x 8’ mechanical dock levers, Rite-Hite ML 986
• 20” dock bumpers, Frommelt seals, Chock blocks

Misc:	Additional items provided:
• All floor slabs caulked.
• Four forklift chargers with epoxy coating on floor.
• Life safety signage.

Demising Wall

The Tenant’s space will be separated from the adjoining tenant with a one hour rated drywall demising wall constructed of 6” or 8” studs and 5/8” drywall from floor to deck. The wall will be insulated as required by code and will be fire taped, and unpainted. All penetrations will be fire caulked. Plywood wainscoting, other types of protection, and cove base are not included at this wall.

Tenant Office Improvements

Approximately 16,000 square feet of Class A, office and showroom space plus ancillary support functions including lockers and food-service. DIRTT modular interior wall panels will be utilized.

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EXHIBIT B (continued)

Preliminary Plans and Specifications

b-2

EXHIBIT C

Special Stipulations

The Special Stipulations set forth herein are hereby incorporated into the body of the lease to which these Special Stipulations are attached (the “Lease”), and to the extent of any conflict between these Special Stipulations and the preceding language, these Special Stipulations shall govern and control.

1.            SEDA Lease. Tenant acknowledges and agrees that fee title to the Building is currently vested in the Savannah Economic Development Authority (“SEDA”) and that, notwithstanding the use of the term “Landlord” throughout this document, Landlord is the lessee of the Building and the land upon which the same is located under and by virtue of that certain Lease Agreement by and between SEDA and Landlord dated June 30, 2006 (the “SEDA Lease”), a memorandum of which is recorded in Book 30841, Page 571 of the Chatham County, Georgia public records. As a result, and notwithstanding the use of the term “Lease” throughout this document, this Lease actually constitutes a sublease between Landlord and Tenant (and Landlord and Tenant are actually sublessor and sublessee hereunder), and this Lease is subject and subordinate to the terms and conditions of the SEDA Lease (which terms and conditions are hereby incorporated herein by reference). Upon the termination or expiration of the SEDA Lease, this Lease shall automatically become a primary lease for the remainder of the Term of this Lease.

2.            PILOT Program. The Building currently receives a tax abatement through the Payment in Lieu of Taxes (“PILOT”) program administered by SEDA. The rate of tax abatement in the future is dependent on the total job creation and other criteria as determined by SEDA. The abatement can range from 0% to 70%. Tenant shall have the right to participate with Landlord on the negotiation of the PILOT payment. Landlord covenants that it will not voluntarily terminate the SEDA Lease during the period Tenant is receiving a tax abatement under the PILOT program without the prior consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed.

3.            Option to Extend Term.

(a)            Landlord hereby grants to Tenant three (3) consecutive options to extend the Term for a period of five (5) years each time, each such option to be exercised by Tenant giving written notice of its exercise to Landlord in the manner provided in this Lease at least two hundred seventy (270) days prior to (but not more than three hundred sixty-five (365) days prior to) the expiration of the Term, as it may have been previously extended. No extension option may be exercised by Tenant if an Event of Default has occurred and is then continuing or any facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default either at the time of exercise of the option or at the time the applicable Term would otherwise have expired if the applicable option had not been exercised.

(b)            If Tenant exercises its option[s] to extend the Term, Landlord shall, within thirty (30) days after the receipt of Tenant’s notice of exercise, notify Tenant in writing of Landlord’s reasonable determination of the Base Rent for the Demised Premises for the applicable five (5) year option period, which amount shall be determined using a per square foot rental rate not less than the Base Rental rate to be in effect immediately prior to the commencement of such option period, taking into account all relevant factors for space of this type in the Chatham County, Georgia area. Tenant shall have thirty (30) days from its receipt of Landlord’s notice to notify Landlord in writing that Tenant does not agree with Landlord’s determination of the Base Rent and therefore that Tenant elects to retract its option to extend the Term, in which case the Term, as it may have been previously extended, shall expire on its scheduled expiration date and Tenant’s option to extend the Term shall be void and of no further force and effect. If Tenant does not notify Landlord of such retraction within thirty (30) days of its receipt of Landlord’s notice, Base Rent for the Demised Premises for the applicable extended term shall be the Base Rent set forth in Landlord’s notice to Tenant.

(c)            Except for the Base Rent, which shall be determined as set forth in subparagraph (b) above, leasing of the Demised Premises by Tenant for the applicable extended term shall be subject to all of the same terms and conditions set forth in this Lease, including Tenant’s obligation to pay Tenant’s share of Operating Expenses as provided in this Lease; provided, however, that any improvement allowances, termination rights, rent abatements or other concessions applicable to the Demised Premises during the initial Term shall not be applicable during any such extended term, nor shall Tenant have any additional extension options unless expressly provided for in this Lease. Landlord and Tenant shall enter into an amendment to this Lease to evidence Tenant’s exercise of its renewal option. If this Lease is guaranteed, it shall be a condition of Landlord’s granting the renewal that Tenant deliver to Landlord a reaffirmation of the guaranty in which the guarantor acknowledges Tenant’s exercise of its renewal option and reaffirms that the guaranty is in full force and effect and applies to said renewal.

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4.            Operating Expenses - Cap on Controllable Expenses. Beginning after the first (1st) full calendar year during the Primary Term, in the event that the amount of Operating Expenses for the Building attributable to all items other than taxes, utilities, insurance (including any commercially reasonable deductibles), snow removal, capital expenditures, including Code Modifications (as allowed under this Lease), management fees and charges assessed against or attributed to the Building pursuant to any applicable declaration of protective covenants (Operating Expenses attributable to all such other items being referred to collectively herein as “Controllable Expenses”) in any calendar year after such first (1st) full calendar year exceeds the amount attributable to Controllable Expenses for the Building during the immediately preceding calendar year by more than ten percent (10%) (the “Cap”), then the amount attributable to Controllable Expenses for the Building, for purposes of determining the amount of Tenant’s proportionate share of Operating Expenses only (as Tenant’s proportionate share may have been adjusted to account for any changes in the size of the Demised Premises due to expansions or contractions), shall be limited to the amount attributable to Controllable Expenses for the Building for the immediately preceding calendar year multiplied by the sum of one hundred percent (100%) and the Cap. If the Building was not fully leased during such immediately preceding calendar year, then Operating Expenses for the Building shall be “grossed -up” (as if the Building had been fully leased for the entirety of such immediately preceding calendar year) on such basis as Landlord may reasonably determine for purposes of determining the application of this Special Stipulation to the year in question. Landlord covenants that Tenant’s share of the cost of the insurance required to be maintained by Landlord under this Lease for the first Lease Year shall not exceed $0.06 per square foot.

5.            Parking. During the Term, Landlord shall make available to Tenant, its employees, customers and visitors seventy-five (75) automobile parking spaces and eighteen (18) trailer parking spaces (on an exclusive basis) in the parking areas of the Building. Such parking shall be at no additional cost to Tenant. Landlord shall have no duty or obligation to monitor or enforce the rights of Tenant with respect to the exclusive parking spaces; provided, however, that Landlord shall cooperate with Tenant, at no expense to Landlord, in reasonable efforts by Tenant to enforce such rights of Tenant. A failure by other tenants in the Building and their customers, invitees and employees to observe the exclusive parking rights of Tenant under this Special Stipulation 5 shall never constitute a default by Landlord under this Lease. Landlord reserves the right to relocate the exclusive parking spaces provided to Tenant to other areas of the parking areas of the Building upon thirty (30) days prior written notice to Tenant.

6.            Building Compliance with Laws. Landlord represents and warrants to Tenant that, to Landlord’s actual knowledge, the design and construction of the Building materially complies with all applicable federal, state, county and municipal laws, ordinances and codes in effect as of the Lease Date, excepting therefrom any requirements related to Tenant’s specific use of the Demised Premises.

7.            Landlord’s and Tenant’s Compliance with ADA. Subject to the last sentence hereof, Landlord, at its sole cost and expense, shall be responsible for causing shell Building to comply with Title III of the Americans With Disabilities Act of 1990 (the “ADA”), or the regulations promulgated thereunder (as said Title III is in effect and pertains to the general public), as of the Lease Commencement Date. During the Term, Tenant hereby agrees that it shall be responsible, at its sole cost and expense, for (a) causing the Building, the Building Common Area and the Demised Premises to comply with Title III of the ADA as a result of (i) any special requirements of the ADA relating to accommodations for individual employees, invitees and/or guests of Tenant and (ii) any improvements or alterations made to the Demised Premises by Tenant, and (b) complying with all obligations of Tenant under Title I of the ADA.

8.            Lease Guaranty. Simultaneously with the execution of this Lease by Tenant, Tenant shall cause DIRTT Environmental Solutions Ltd. to execute and deliver to Landlord a Guaranty in the form attached hereto as Exhibit F and by this reference made a part hereof.

9.            Right of First Refusal to Lease. Landlord grants to Tenant the right (the “First Refusal Right”) to lease the First Refusal Space, as hereinafter defined, at any time during the first three (3) years of the initial Term of this Lease on and subject to the following terms and conditions. No First Refusal Right may be exercised by Tenant if an Event of Default has occurred and is then continuing or any facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default at the time of exercise of the First Refusal Right.

(a)            The “First Refusal Space” shall mean any space adjacent to the Demised Premises that becomes available to lease in the Building during the Term. For purposes of this Special Stipulation 9, available shall mean that (i) the space is vacant, or the lease with the current tenant will expire within three (3) months; and (ii) the current tenant does not have an option to renew its lease for the space (or the current tenant has an option to renew, but failed to exercise it). Further, the First Refusal Space must be no less than three (3) entire bays and no more than five (5) entire bays.

(b)            Should Landlord receive from a prospective third party tenant a request for proposal or similar written correspondence with respect to the First Refusal Space (the “Third Party Request”), Landlord agrees promptly to so notify Tenant in writing of the Third Party Request, and Tenant shall have a period of ten (10) business days after the date of the notice to Tenant within which to exercise the First

c-2

Refusal Right (the “Acceptance Period”) by delivery to Landlord of written notice of its exercise on or before the last day of the Acceptance Period. If Tenant fails to duly and timely exercise the First Refusal Right, or elects not to exercise the First Refusal Right, the same shall lapse, and be of no further force and effect, and Landlord shall be free to lease the First Refusal Space to the prospective third party tenant. In the event Landlord fails to execute a lease with the third party tenant, the First Refusal Right shall remain in effect.

(c)            Within thirty (30) business days after the effective date of Tenant’s exercise of the First Refusal Right, Landlord and Tenant shall enter into an amendment to this Lease adding the First Refusal Space to the Premises, which amendment shall subject the First Refusal Space which is contained in the Third Party Request, to the terms and provisions of this Lease (including, without limitation, the Base Rent) except that (a) Tenant’s Operating Expense Percentage shall be adjusted based upon the area of the First Refusal Space, (b) the First Refusal Space shall be taken on an “as is” basis, (c) Landlord shall not provide an improvement allowance with respect to the First Refusal Space, (d) the Term shall be extended so that the Expiration Date for the entire Demised Premises, including the First Refusal Space, shall be the date which is ten (10) years after the date of the amendment to this Lease which adds the First Refusal Space to the Demised Premises, and (e) the Base Rent per square foot on the First Refusal Space shall equal the then prevailing Base Rent per square foot on the original Demised Premises and the Base Rent for the entire Demised Premises, inclusive of the First Refusal Space, will be escalated at three (3%) percent per annum for the remaining Term of the Lease.

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EXHIBIT D

Rules And Regulations

These Rules and Regulations have been adopted by Landlord for the mutual benefit and protection of all the tenants of the Building in order to insure the safety, care and cleanliness of the Building and Building Common Area and the preservation of order therein.

1.            The sidewalks shall not be obstructed or used for any purpose other than ingress and egress. No tenant and no employees of any tenant shall go upon the roof of the Building without the consent of Landlord.

2.            No awnings or other projections shall be attached to the outside walls of the Building.

3.            The plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances, including Hazardous Substances, shall be thrown therein.

4.            No tenant shall cause or permit any objectionable or offensive odors to be emitted from the Demised Premises. Smoking is prohibited within the Building and in outdoor areas located within twenty-five (25) feet of entry-ways, outdoor intakes and operable windows.

5.            The Demised Premises shall not be used for (i) an auction, “fire sale”, “liquidation sale”, “going out of business sale” or any similar such sale or activity, (ii) lodging or sleeping, or (iii) any immoral or illegal purposes.

6.            No tenant shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with tenants of this or neighboring buildings or premises or those having business with them.

7.            Each tenant must, upon the termination of this tenancy, return to the Landlord all keys of stores, offices, and rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

8.            Canvassing, soliciting and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent such activity.

9.            Landlord will direct electricians as to where and how telephone or telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Demised Premises shall be subject to the approval of Landlord.

10.            Parking spaces associated with the Building are intended for the exclusive use of passenger automobiles. Except for intermittent deliveries, no vehicles other than passenger automobiles may be parked in a parking space (other than spaces expressly designated for such purpose by Landlord for truck parking) without the express written permission of Landlord. Trucks may be parked only in truck dock positions and in other paved areas expressly designated for such purpose by Landlord. Trailers may be parked only in paved areas expressly designated for such purpose by Landlord. Neither trucks nor trailers may be parked or staged in (i) areas adjacent to truck docks, serving any portion of the Building, which are intended by Landlord for truck maneuvering or (ii) any driveway, drive aisle or other paved area which provides ingress or egress for cars or trucks to or from any portion of the Building or any street adjoining the Building.

11.            No tenant shall use any area within the Project for storage purposes other than the interior of the Demised Premises.

12.            Tenant will have the right to stripe or mark the floor of the Building only in compliance with this rule. Landlord strongly encourages Tenant to stripe or otherwise mark the floor of the Building only with 3M floor striping tape. If Tenant elects to paint stripes or other markings on the floor of the Building, all such paint must, prior to expiration or termination of this Lease, be removed by Tenant at its expense in accordance with this rule. Paint on the floor of the Building must be removed only by use of a chemical paint remover; provided that the chemical used for removal must be permissible for such use under Environmental Laws and other Governmental Requirements and the chemical must be used (and all chemicals and removed paint must be disposed of) in accordance with Environmental Laws and other Governmental Requirements. Under no circumstances may paint be removed from the floor of the Building by grinding, scraping or shot-blasting. After paint has been chemically removed in accordance with this rule, the floor must be thoroughly cleaned to remove completely any chemical residue which might be present as a result of the removal process.

d-1

13.            If Tenant installs any racking, equipment or machinery in the Building which requires installation of bolts in the floor of the Building, Tenant must, prior to expiration or termination of this Lease, at the expense of Tenant, remove all such bolts in accordance with this rule. All bolts will be cut or ground so that the top of the remaining portion of the bolt is at least one-quarter inch below the surface of the floor. All holes created by such removal of bolts must be filled with 100% epoxy, which meets the standards set by the American Concrete Institute and which is color-matched to the floor being filled.

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EXHIBIT E

CERTIFICATE OF AUTHORITY

CORPORATION

The undersigned, Secretary of DIRTT Environmental Solutions, Inc., a Colorado corporation (“Tenant”), hereby certifies as follows to 141 Knowlton Way, LLC, a Delaware limited liability company (“Landlord”), in connection with Tenant’s proposed lease of premises in the building located at 155 Knowlton Way, at Crossroads Business Center, Chatham County, Georgia (the “Premises”):

1.        Tenant is duly organized, validly existing and in good standing under the laws of the State of Colorado, and duly qualified to do business in the State of Georgia.

2.        That the following named persons, acting individually, are each authorized and empowered to negotiate and execute, on behalf of Tenant, a lease of the Premises and that the signature opposite the name of each individual is an authentic signature:

Name	Title	Signature

Mogens Smed	Chief Executive Officer	/s/ Mogens Smed

Scott Jenkins	Treasurer and Secretary	/s/ Scott Jenkins

Tracy Baker	Chief Operating Officer	/s/ Tracy Baker

3.        That the foregoing authority was conferred upon the person(s) named above by the Board of Directors of Tenant, at a duly convened meeting held October 2, 2008.

/s/ Scott Jenkins, Secretary

Scott Jenkins, Secretary

[CORPORATE SEAL]

e-1

EXHIBIT F

FORM OF GUARANTY

GUARANTY

THIS GUARANTY (this “Guaranty”), made and entered into this        day of September, 2008, by DIRTT ENVIRONMENTAL SOLUTIONS LTD., a corporation organized under the laws of Alberta, Canada (hereinafter referred to as “Guarantor”) in favor of 141 KNOWLTON WAY, LLC, a Delaware limited liability company (hereinafter called “Landlord”) and any subsequent owner or holder of the Lease (as hereinafter defined).

R E C I T A L S :

Landlord has entered into an Industrial Lease Agreement (“Lease”) with DIRTT Environmental Solutions, Inc. a Colorado corporation (“Tenant”), in which Guarantor has a direct or indirect financial interest or affiliation, which Lease was executed by Tenant on September       , 2008, and provides for the leasing to Tenant of approximately 81,000 square feet of space in a building located at 155 Knowlton Way, Savannah, Georgia within Crossroads Business Center, Chatham County, Georgia; and

Landlord will not enter into the Lease unless Guarantor guarantees the obligations of Tenant under the Lease as set forth herein; and

Guarantor derives benefits from the Lease to Tenant.

NOW THEREFORE, as a material inducement to Landlord to enter into the Lease with Tenant, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged and confessed, Guarantor does hereby, irrevocably and unconditionally, warrant and represent unto and covenant and agree with Landlord as follows:

1.            Guaranty - Guarantor hereby unconditionally guarantees the full, faithful and punctual payment of all rent, additional rent and other amounts due to Landlord under the Lease (including during any holdover period) by Tenant and the full, faithful and punctual performance by Tenant of all the terms, provisions and conditions of the Lease (including during any holdover period), together with interest or late charges on all of the foregoing as provided in the Lease and all other costs and expenses of collection (all of the foregoing sometimes hereinafter referred to as the “Obligations”).

2.            No Discharge - This Guaranty by Guarantor shall continue for the benefit of Landlord notwithstanding (a) any extension, modification, amendment or alteration of the Lease, (b) any assignment of the Lease, with or without the consent of Landlord, unless otherwise agreed to in writing by Landlord, (c) any bankruptcy, reorganization, or insolvency of Tenant or any successor or assignee thereof, or (d) any release, extension or modification of the liability of Tenant or any other party liable under the Lease or any other guaranty of the Lease, unless otherwise agreed to in writing by Landlord. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty of payment and performance and shall remain in full force and effect notwithstanding, without limitation, the death or incompetency of Guarantor or Tenant, or any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Guarantor or Tenant or by any defense which Tenant may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

3.            Primarily Liable - This Guaranty is a guaranty of payment and not of collection. The liability of Guarantor under this Guaranty shall be joint and several and primary and direct and in addition to any right of action which shall accrue to Landlord under the Lease. Landlord shall have the right, at its option, to proceed against Guarantor without having commenced any action, or having obtained any judgment, against Tenant or any other party liable under the Lease or any other guaranty of the Lease.

4.            Default - In the event of a default by Tenant under the Lease, Landlord shall have the right to enforce its rights, powers and remedies under the Lease, any other guaranty of the Lease, and under this Guaranty and all rights, powers and remedies available to Landlord shall be non-exclusive and cumulative of all other rights, powers and remedies under the Lease, any other guaranty of the Lease or under this Guaranty or by law or in equity. The obligations of Guarantor hereunder are independent of the obligations of Tenant or any other guarantor, and Landlord may proceed directly to enforce all rights under this Guaranty without proceeding against or joining Tenant, any other guarantor or any other person or entity. Until all of the Obligations have been performed and paid in full, Guarantor shall have no right of subrogation to Landlord, and Guarantor hereby waives any rights to enforce any remedy which Landlord may have against Tenant.

5.            Waivers - Guarantor expressly waives and agrees not to assert or take advantage of: (a) the defense of the statute of limitations in any action hereunder or in any action for collection of the Obligations, (b) any defense that may arise by reason of the failure of the Landlord to file or enforce a claim against Guarantor or Tenant in bankruptcy or in any other proceeding, (c) any defense based on the failure of Landlord to give notice of the creation, existence or incurring of any new obligations or on the action or non-action of any person or entity in connection with the Obligations, (d) any duty on the part of Landlord to disclose to Guarantor any facts it may know or may hereafter acquire regarding Tenant, (e) any defense based on lack of diligence on the part of Landlord in the collection of any and all of the Obligations, or (f) any demand for payment, presentment, notice of protest or dishonor, notice of acceptance of this Guaranty and any and all other notices or demands to which Guarantor might otherwise be entitled by law.

6.            Subordination; Waiver of Subrogation; Preference and Fraudulent Transfer Indemnity. Any indebtedness (including, without limitation, interest obligations) of Tenant to Guarantor now or hereafter existing shall be, and such indebtedness hereby is, deferred, postponed and subordinated to the Obligations. Guarantor hereby unconditionally and irrevocably agrees that until all of the Obligations have been performed and paid in full (a) Guarantor will not at any time assert against Tenant (or Tenant’s estate in the event Tenant becomes bankrupt or becomes the subject of any case or proceeding under the bankruptcy laws of the United States of America) any right or claim to indemnification, reimbursement, contribution or payment for or with respect to any and all amounts Guarantor may pay or be obligated to pay Landlord, including, without limitation, any and all Obligations which Guarantor may perform, satisfy or discharge, under or with respect to this Guaranty; (b) Guarantor waives and releases all such rights and claims and any other rights and claims to indemnification, reimbursement, contribution or payment which Guarantor, or any of them, may have now or at any time against Tenant (or Tenant’s estate in the event Tenant becomes bankrupt or becomes the subject of any case or proceeding under any bankruptcy laws); (c) Guarantor shall have no right of subrogation, and Guarantor waives any right to enforce any remedy which Landlord now has or may hereafter have against Tenant; (d) Guarantor waives any benefit of, and any right to participate in, any security now or hereafter held by Landlord; and (e) Guarantor waives any defense based upon an election of remedies by Landlord which destroys or otherwise impairs any subrogation rights of Guarantor or the right of Guarantor to proceed against Tenant for reimbursement. The waivers hereunder shall continue and survive after the payment and satisfaction of the Obligations, and the termination or discharge of Guarantor’s obligations under this Guaranty. Guarantor further hereby unconditionally and irrevocably agrees and guarantees (on a joint and several basis) to make full and prompt payment to Landlord of any of the Obligations or other sums paid to Landlord pursuant to the Lease which Landlord is subsequently ordered or required to pay or disgorge on the grounds that such payments constituted an avoidable preference or a fraudulent transfer under applicable bankruptcy, insolvency or fraudulent transfer laws; and Guarantor shall fully and promptly indemnify Landlord for all reasonable costs (including, without limitation, reasonable attorney’s fees) incurred by Landlord in defense of such claims of avoidable preference or fraudulent transfer.

7.            Choice of Law - This Guaranty is to be performed in the State of Georgia and shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to its conflicts laws or choice of law rules.

8.            Time of Essence - Time is of the essence of this Guaranty.

9.            Notices - Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by hand, or by nationally-recognized overnight express delivery service, by U. S. registered or certified mail, return receipt requested, postage prepaid to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

Landlord:	141 Knowlton Way, LLC
c/o IDI Services Group, LLC
3424 Peachtree Road, N.E., Suite 1500
Atlanta, Georgia 30326
Attn: Manager – Lease Administration
Facsimile:

Guarantor:	DIRTT Environmental Solutions Ltd.
7303 – 30th Street S.E.
Calgary AB T2C 1N6 CANADA
Attn: Chief Financial Officer
Facsimile:
Email:

Any notice or other communication mailed as hereinabove provided shall be deemed effectively given (a) on the date of delivery, if delivered by hand; or (b) on the date mailed if sent by overnight express delivery or if sent by U.S. mail. Such notices shall be deemed received (a) on the date of delivery, if delivered by hand or overnight express delivery service; or (b) on the date indicated on the return receipt if mailed. If any notice mailed is properly addressed but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

10.            Authority - If Guarantor is not a natural person, Guarantor shall cause its corporate secretary or general partner, as applicable, to execute the certificate attached hereto as Exhibit A. Guarantor is authorized by all required corporate or partnership action to enter into this Guaranty and the individual(s) signing this Guaranty on behalf of Guarantor are each authorized to bind Guarantor to its terms.

11.            Successors and Assigns - This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their heirs, legal representatives, successors and assigns.

IN WITNESS WHEREOF, Guarantor has executed under seal and delivered this Guaranty to Landlord on the date and year above first written.

GUARANTOR:

DIRTT ENVIRONMENTAL SOLUTIONS LTD., a corporation organized under the laws of Alberta, C

By:
Name:
Title:

Attest:
Name:
Title:

[CORPORATE SEAL]

EXHIBIT A

CERTIFICATE OF AUTHORITY

CORPORATION

The undersigned, Secretary of DIRTT ENVIRONMENTAL SOLUTIONS LTD., a corporation organized under the laws of Alberta, Canada (“Guarantor”), hereby certifies as follows to 141 KNOWLTON WAY, LLC, a Delaware limited liability company (“Landlord”), in connection with the execution of a Guaranty by Guarantor (the “Guaranty) of that certain Industrial Lease Agreement dated September       , 2008 between Landlord and DIRTT Environmental Solutions, Inc. (“Tenant”) (the “Lease”) relating to the lease of approximately [***] square feet within the building located at 155 Knowlton Way, Savannah, Georgia within Crossroads Business Center, Chatham County, Georgia (the “Premises”):

1.            Guarantor is duly organized, validly existing and in good standing under the laws of Alberta, Canada.

2.            That the following named persons, acting individually, are each authorized and empowered to negotiate and execute, on behalf of Guarantor, a Guaranty of the Lease and that the signature opposite the name of each individual is an authentic signature:

(name)	(title)	(signature)

(name)	(title)	(signature)

(name)	(title)	(signature)

3.            That the foregoing authority was conferred upon the person(s) named above by the Board of Directors of Guarantor, at a duly convened meeting held                         , 20      .

Secretary

[CORPORATE SEAL]

FIRST AMENDMENT TO INDUSTRIAL LEASE AGREEMENT

THIS FIRST AMENDMENT TO INDUSTRIAL LEASE AGREEMENT (this “Amendment”) is made as of the Amendment Date (as hereinafter defined) by and between 141 KNOWLTON WAY, LLC, a Delaware limited liability company (“Landlord”), and DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation (“Tenant”).

RECITALS

Landlord and Tenant have previously entered into that certain Industrial Lease Agreement dated October 6, 2008 (the “Lease”) for the lease of approximately [***] square feet of space, more commonly known as 155 Knowlton Way, Suite 100, Savannah, Georgia 31407 (the “Demised Premises”) located within Crossroads Business Center, Chatham County, Georgia.

Landlord and Tenant desire to amend the Lease as more particularly set forth herein.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.            All capitalized terms used herein but undefined shall have the meaning as defined in the Lease.

2.            Landlord and Tenant hereby confirm that the Lease Commencement Date occurred on February 1, 2009 and that the Base Rent Commencement Date shall occur on March 1, 2009.

3.            Landlord and Tenant hereby expressly acknowledge and agree that, notwithstanding anything in the Lease to the contrary, with respect to the construction of the Improvements: (i) Tenant will be constructing approximately [***] square feet of Class A office space within the Demised Premises, (ii) Tenant will not be constructing showroom space within the Demised Premises at the time of the construction of the initial Improvements, and (iii) Tenant’s general contractor will not be Choate Construction Company. Tenant hereby expressly acknowledges and agrees that the general contractor Tenant elects to use in lieu of Choate Construction Company shall be mutually acceptable to Landlord and Tenant.

4.            For purposes of this Amendment, the term “Amendment Date” shall mean the date upon which this Amendment is signed by Landlord or Tenant, whichever is later.

5.            Except as amended hereby, the Lease shall be and remain in full force and effect and unchanged. As amended hereby, the Lease is hereby ratified and confirmed by Landlord and Tenant. To the extent the terms hereof are inconsistent with the terms of the Lease, the terms hereof shall control.

6.            This Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties or signatories hereto may execute this Amendment by signing any such counterpart.

7.            The submission of this Amendment to Tenant for examination or consideration does not constitute an offer to amend the Lease, and this Amendment shall become effective only upon the execution and delivery thereof by Landlord and Tenant. Execution and delivery of this Amendment by Tenant to Landlord constitutes an offer to amend the Lease on the terms contained herein. The offer by Tenant will be irrevocable until 6:00 p.m. Eastern time for fifteen (15) days after the date of execution of this Amendment by Tenant and delivery to Landlord.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and sealed as of the Effective Date.

LANDLORD:
Date: March 11, 2009
141 KNOWLTON WAY, LLC, a Delaware limited liability company

By: IPA Acquisition II, LLC, a Delaware limited liability company, its sole member.

By: IDI Holdings IV, LLC, a Delaware limited liability company, its managing member

By: /s/ Timothy J. Gunter

Name: Timothy J. Gunter
Title: Manager

[signatures continued on next page]

2

CONSENT

The capitalized terms of this Consent shall have the meaning as defined in the Amendment to which this Consent is attached (the “Amendment”), unless otherwise defined. The undersigned, being the Guarantor of the Lease under that certain Guaranty dated October 6, 2008 from Guarantor to 141 Knowlton Way, LLC, hereby consents to the Amendment, and acknowledges and reaffirms that the Guaranty is in full force and effect as it relates to the Lease, as amended by this Amendment.

GUARANTOR:

Date: March 3, 2009	DIRTT ENVIRONMENTAL SOLUTIONS LTD., a corporation organized under the laws of Alberta, Canada

By: /s/ Scott R. Jenkins

Name: Scott R. Jenkins Title: CFO

Attest: /s/ Tracy Baker

Name: Tracy Baker

Title: COO

[CORPORATE SEAL]

4

[signatures continued from previous page]

TENANT:

Date: March 4, 2009	DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation

By: /s/ Scott Jenkins

Name: Scott Jenkins
Title: Treasurer and Secretary

Attest: /s/ Tracy Baker

Name: Tracy Baker
Title: Chief Operating Officer

[CORPORATE SEAL]

3

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”) is made and entered into effective as of the lst day of February, 2009, by and between 141 KNOWLTON WAY, LLC, a Delaware limited liability company (“Licensor”) and DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation (“Licensee”).

W I T N E S S E T H:

WHEREAS, Licensor, as landlord, and Licensee, as tenant, have entered into that certain Industrial Lease Agreement dated October 2, 2008 (the “Lease”; all capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Lease) for the lease of approximately [***] square feet of space, more commonly known as 155 Knowlton Way, Suite 100, Savannah, Georgia 31407 (the “Demised Premises”) located within Crossroads Business Center, Chatham County, Georgia.

WHEREAS, Licensor has agreed to allow Licensee to temporarily use additional space within the Building for the purposes and upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Licensee to Licensor, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee do hereby agree as follows:

1.            Licensor hereby grants to Licensee the right and license to use that certain approximately [***] square foot portion of the Building more particularly described on Exhibit A attached hereto and incorporated herein (the “Temporary Space”) for the storage of Tenant’s products only, and for no other purpose whatsoever, for a period beginning on February 1, 2009 and, unless this Agreement is earlier terminated as provided herein, ending on May 29, 2009 (the “Term”). Throughout the Term, Licensor shall have access to the Temporary Space to inspect and show the Temporary Space to any prospective tenants.

2.            If during the Term (i) Licensee shall fail to abide either by the rules and regulations from time to time in effect with respect to the Building and Project, or by any restrictive covenants or other matters affecting title to the Project, and thereafter fails to cure such failure within ten (10) days of written notice thereof from Licensor, (ii) Licensor determines, in its reasonable discretion, that Licensee’s use or occupancy of the Temporary Space is detrimental to the operation of the Project, (iii) Licensee’s use or occupation of the Temporary Space is determined to be in violation of any applicable law, rule or ordinance, or (iv) Licensee shall be in default under any of the terms, covenants or conditions of the Lease or this Agreement, then, in addition to such other rights and remedies as may be available to Licensor at law or in equity, Licensor shall have the immediate right to terminate this Agreement and the rights granted herein by written notice to Licensee. No termination of this Agreement by Licensor pursuant to this paragraph 2 shall release Licensee from its obligations arising or accruing under this

Agreement prior to the effective date of such termination, or from those obligations of Licensee hereunder which, by their nature, are to survive any such termination.

3.            Licensor shall have no obligation to make any improvements to the Temporary Space. Licensee hereby accepts the Temporary Space on an “AS IS, WHERE IS, WITH ALL FAULTS” basis, without any representation or warranty by Licensor whatsoever. Licensee’s use and occupancy of the Temporary Space shall be at Licensee’s sole risk, and Licensor shall have no responsibility whatsoever for, and Licensee does hereby expressly waive, release and hold Licensor harmless from, any loss, injury or damage to person or to property (as a result of theft, fire, water sprinklers, smoke or any other causes) suffered by Licensee or its agents, employees, invitees or guests in, on or about the Temporary Space.

4.            Licensee shall have no right to make any alterations or improvements to the Temporary Space. Licensee shall and does hereby agree to keep the Temporary Space clean and free of rubbish and debris at all times during the Term. On or before five (5) days following the expiration or any earlier termination of the Term, Licensee shall remove all of its effects from the Temporary Space and surrender the Temporary Space to Licensor in the condition in which it existed as of the commencement of the Term, including, without limitation, floors, walls, dock doors, exterior parking and loading areas. Licensee’s failure to remove its effects from the Temporary Space and surrender possession of the Temporary Space to Licensor in accordance with the terms of this Section 4 shall constitute and immediate Event of Default under the Lease.

5.            Licensee does hereby agree to indemnify, defend (with counsel reasonably acceptable to Licensor) and hold harmless Licensor and its employees, agents, officers, directors, shareholders, members, successors and assigns (collectively, the “Indemnified Parties”) from and against any and all claims, actions, causes of action, damages, losses, liability, costs and expenses (including, without limitation, reasonable attorneys’ fees at the trial and appellate court levels and court costs) suffered or incurred by Licensor or any of the other Indemnified Parties as a result of or in connection with Licensee’s use or occupancy of the Temporary Space. Licensee shall, simultaneously with its execution hereof, deliver to Licensor evidence that Licensee has obtained insurance covering the Temporary Space which is in compliance with Licensee’s insurance requirements contained in Section 8 of the Lease. Licensee shall maintain such insurance coverage throughout the Term. The indemnities contained within this Section 5 shall expressly survive the expiration or earlier termination of this Agreement.

6.            Except as set forth herein to the contrary, Licensee’s obligations under the Lease shall also apply to Licensee’s use and occupancy of the Temporary Space, exclusive of the obligation to pay Rent, any free rent, extension options, early termination rights, improvement allowances or other allowances. Licensee’s use and occupancy of the Temporary Space shall be subject to all applicable laws, rules and ordinances.

7.            This Agreement and the rights granted to Licensee herein are intended and shall be deemed to constitute merely a license to occupy the Temporary Space upon the terms and conditions set forth herein, and shall not be deemed to constitute a lease, an estate passing out of Licensor or any other interest in real property, and, therefore, Licensee shall not be entitled to any statutory right or benefit afforded to Licensee of real property. This Agreement and the rights granted to Licensee herein shall not be subject to levy or sale, and shall not be assigned by Licensee without the prior written consent of Licensor, which consent Licensor may withhold in its sole and absolute discretion.

8.            Each notice required or permitted to be given hereunder shall be in writing and shall be given in the manner required for notices in Section 27 of the Lease.

9.            This Agreement shall be governed by and construed in accordance with the substantive laws, not the conflicts laws or choice of law rules, of Georgia.

10.            This Agreement may be executed in multiple counterparts, each of which shall constitute an original hereof, but all of which, when taken together, shall constitute but one and the same instrument. Delivery of a facsimile of this Agreement executed by a party hereto shall be deemed to constitute delivery of an original hereof executed by such party.

11.            This Agreement shall be binding upon and shall inure to the benefit of Licensor and Licensee and their respective successors and permitted assigns.

12.            This Agreement contains the entire agreement of the parties hereto with respect to the use and occupancy of the Temporary Space by Licensee, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein or incorporated herein by reference shall be of any force or effect.

[signatures on next page]

IN WITNESS WHEREOF, Licensor and Licensee have caused this Agreement to be executed under seal by persons duly authorized thereunto as of the day and year first above written.

LICENSOR:

141 KNOWLTON WAY, LLC, a Delaware limited liability company

By: IPA Acquisition II, LLC, a Delaware limited liability company, its sole member

By: IDI Holdings IV, LLC, a Delaware limited liability company, its managing member

By:	/s/ Timothy J. Gunter

Name: Timothy J. Gunter
Title: Manager

LICENSEE:

DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation

By:	/s/ Scott Jenkins

Name: Scott Jenkins
Title: Treasurer and Secretary

Attest:	/s/ Miles Nixon

Name: Miles Nixon
Title: Corporate Controller

[CORPORATE SEAL]

EXHIBIT A

TEMPORARY SPACE

Exhibit A

155 Knowlton Way – Crossroads Business Center

Temporary Storage:

[***] square feet directly adjacent to leased space.

([***])

SECOND AMENDMENT TO INDUSTRIAL LEASE AGREEMENT

THIS SECOND AMENDMENT TO INDUSTRIAL LEASE AGREEMENT (the “Second Amendment” or the “Amendment”) is made as of August 23, 2018 (the “Effective Date”) by and between SH7-SAVANNAH, LLC, a                      limited liability company (“Landlord”), and DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation (“Tenant”).

Landlord’s predecessor in interest, 141 Knowlton Way, LLC (the “Original Landlord”), and Tenant have previously entered into that certain Industrial Lease Agreement dated October 4, 2008 (the “Original Lease”), which was subsequently amended by that certain First Amendment to Industrial Lease (the “First Amendment”) (the Original Lease and the First Amendment shall hereinafter be collectively referred to as the “Lease”) for the lease of approximately [***] square feet of space, more commonly known as 155 Knowlton Way, Suite 100, Savannah, Georgia 31407 (the “Demised Premises”) located within Crossroads Business Center, Chatham County, Georgia.

Landlord and Tenant desire to amend the Lease as more particularly set forth herein.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.            All capitalized terms used herein but undefined shall have the meaning as defined in the Lease.

2.            The Lease is hereby Amended by extending the Primary Term for a period of ten (10) years commencing on March 1, 2019 and expiring on February 28, 2029 (such period shall be hereinafter referred to as the “First Extension Term”, and as used in this Amendment and the Lease, the “Term” shall mean the Primary Term, the First Extension Term, and any and all other future extensions of the term of this Lease).

3.            Effective as of March 1, 2019 and continuing throughout the First Extension Term, the Base Rent due under the Lease for the Demised Premises shall be as follows:

Lease Year	Monthly Base Rent	Annually Base Rent
1	$[***]	$[***]
2	$[***]	$[***]
3	$[***]	$[***]
4	$[***]	$[***]
5	$[***]	$[***]
6	$[***]	$[***]
7	$[***]	$[***]
8	$[***]	$[***]
9	$[***]	$[***]
10	$[***]	$[***]

In addition to Base Rent, during the First Extension Term Tenant shall be obligated to and shall pay all Additional Rent due under the terms of the Lease including, but not limited to Tenant’s proportionate share of Operating Expenses, all costs and charges for utilities used or consumed in or servicing the Demised Premises, and any and all other costs and charges due by Tenant under the terms of the Lease. The Additional Rent for the 2018 calendar year is estimated to be $[***] per square foot of area.

4.            Tenant is hereby agreeing to lease the Demised Premises for the First Extension Term in their current “AS IS, WHERE IS” condition, and by its execution of this Second Amendment, Tenant acknowledges that Landlord has made no warranty, representation, covenant or agreement with respect to the merchantability or fitness for any particular purpose of the Demised Premises and that the Demised Premises are in good and satisfactory condition. Any improvements made to the Demised Premises by the Tenant shall be performed at Tenant’s sole cost and expense in accordance with the applicable terms of the Lease and all applicable laws and ordinances.

5.            Landlord agrees that it shall, in accordance with a “Maintenance Schedule” Landlord shall prepare and provide to Tenant, address the following conditions of the Project: (i) implement corrective repairs/improvements to the property located at the southeast corner of the Building to prevent or minimize wash-outs from occurring during periods of rain; (ii) fill in holes in the landscape beds located on the north side of the Building from which trees were removed after the most recent hurricane; (iii) replace or repair non-functioning lights located on the north side of the Building; (iv) repaint and/or restripe numbers and/or parking stalls in the parking area located on the south side of the Building; (v) clean and repaint “Man” doors; (vi) install non-skid paint on the metal stairs located at the south entrance to the Building; (vii) install an external ladder with locked access on the southeast side of the building to provide Tenant with roof access; (viii) re-caulk north center slab walk of the Demised Premises; and (ix) install dock leveler at bay/dock door #6 of the Demised Premises (collectively, “Landlord’s Work”). Landlord and Tenant agree that items 5 (i), (ii), (iii), (iv), (v), and (vi) are to be considered Operating Expenses as defined in the Lease and items 5 (vii), (viii), and (ix) shall be at the Landlord’s sole cost and expense and shall not be charged back to the Tenant as Operating Expenses as defined in the Lease.

6.            Section 3(a) and 3(b) of the Special Stipulations as set forth on Exhibit C to the Lease is hereby deleted in its entirety and replaced with the following new Section 3(a) and 3(b):

(a)

Landlord hereby grants to Tenant the right to extend the Term of the Lease for two (2) consecutive periods of five (5) years (each an “Option Term”), on the same terms and conditions as set forth in the Lease except Base Rent. The right to extend for an Option Term (an “Option”) may be exercised by Tenant giving written notice of its exercise to Landlord in the manner provided in this Lease at least one hundred eighty (180) days prior to (but not more than three hundred sixty-five (365) days prior to) the expiration of the Term, as it may have been previously extended. No Option may be exercised by Tenant if an Event of Default has occurred and is then continuing or any facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default either at the time of exercise of the Option or at the time the applicable Term would otherwise have expired if the applicable Option had not been exercised.

(b)

If Tenant exercises its Option, Landlord shall, within thirty (30) days after the receipt of Tenant’s notice of exercise, notify Tenant in writing of Landlord’s reasonable determination of the Base Rent for the Demised Premises for the applicable Option Period, which amount shall be determined using a per square foot rental rate based on the then prevailing market rate, taking into account all relevant factors for the space of this type in the Chatham County, Georgia area. Tenant shall have thirty (30) days from its receipt of Landlord’s notice to notify Landlord in writing that Tenant does not agree with Landlord’s determination of the Base Rent and therefore that Tenant elects to retract its Option, in which case the Term, as it may have been previously extended, shall expire on its scheduled expiration date and Tenant’s Option shall be void and of no further force and effect. If Tenant does not notify Landlord of such retraction within thirty (30) days of its receipt of Landlord’s notice, Base Rent for the Demised Premises for the applicable extended term shall be the Base Rent set forth in Landlord’s notice to Tenant.

7.            Section 9 of the Special Stipulations as set forth on Exhibit C to the Lease and entitled “Right of First Refusal to Lease” is hereby deleted in its entirety and replaced with the Right of Offer as set forth on Exhibit A attached hereto.

8.            This Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties or signatories hereto may execute this Amendment by signing any such counterpart.

9.            Landlord and Tenant acknowledge that there are no real estate brokers that represented the parties herein and that no commissions or fees are due to any brokers whatsoever other than Cushman & Wakefield, LLC and Gilbert & Ezelle Real Estate Services, LLC, representing Tenant, and Colliers International - Savannah, LLC, representing Landlord (collectively, the “Brokers”). Landlord shall compensate the Brokers for their work in connection with this Second Amendment pursuant to the terms of a separate agreement. Landlord and Tenant hereby agree to indemnify, defend and hold the other harmless from and against any and all brokers or consultants (other than the Brokers) who claim commissions or fees are owed to them in connection with this Second Amendment as a result of the act of the indemnifying party.

10.            Tenant represents and warrants to Landlord that, as of the Effective Date: (i) Tenant has no claims, defenses (personal or otherwise) or rights of set off whatsoever with respect to the Lease; (ii) neither Landlord or Tenant are in default under the terms of the Lease and; (iii) no event has occurred and no condition exists which would constitute a default by Landlord under the Lease either with or without the giving of notice or the passage of time or both.

11.            Except as modified by this Second Amendment, the Lease remains unchanged and in full force and effect and by their execution hereby, Landlord and Tenant ratify and confirm all provisions thereof.

12.            The Submission of this Second Amendment to Tenant for examination or consideration does not constitute an offer to amend the Lease, and this Amendment shall become effective only upon the execution and delivery thereof by Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and sealed as of the Effective Date.

TENANT:
Date: August 23, 2018
DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado company By: /s/ Nandini Somayaji

Name: Nandini Somayaji Title: General Counsel
Date: August 23, 2018
ATTEST: By: /s/ Ha Tran

Name: Ha Tran Title: VP Finance
[CORPORATE SEAL]
LANDLORD:
Date:
SH7-SAVANNAH LLC, a limited liability company By: Name:
Title:

CONSENT OF GUARANTOR

The capitalized terms of this Consent shall have the meaning as defined in the Second Amendment to which this Consent is attached (the “Second Amendment”), unless otherwise defined. The undersigned, being the Guarantor of the Lease under that certain Guaranty dated October 7, 2008 (the “Guarantee”) from Guarantor in favor of 141 Knowlton Way, LLC (“Original Landlord”), predecessor in interest to SH7-Savannah LLC (“Landlord”), hereby consents to the Second Amendment and the extension of the Term of the Lease, and acknowledges and reaffirms to Landlord that the Guaranty is in full force and effect as it relates to the Lease, as the same has been amended and extended pursuant to the terms of the Second Amendment, and that Landlord, as successor to Original Landlord under the Lease, is the beneficiary of the Guaranty and shall have all of the rights and benefits afforded to the Original Landlord under the terms of the Guaranty.

GUARANTOR:
Date: August 23, 2018

DIRTT ENVIRONMENTAL SOLUTIONS LTD., a corporation organized under the laws of Alberta, Canada

By: /s/ Nandini Somayaji

Name: Nandini Somayaji Title: General Counsel

Attest: /s/ Ha Tran

Name: Ha Tran Title: VP Finance

[CORPORATE SEAL]

EXHIBIT A

RIGHT OF OFFER

The capitalized terms of this Right of Offer shall have the meaning as defined in the Second Amendment to which this Right of Offer is attached (the “Second Amendment”), unless otherwise defined. Tenant shall have the right (“Right of Offer”) during the First Extension Term to elect to lease those certain premises in the Building: (i) currently occupied by St. George Warehousing and containing approximately [***] square feet (the “St. George Space”); and (ii) currently occupied by Velocity Services and containing approximately [***] square feet (the “Velocity Space”) (the St. George Space and the Velocity Space shall be herein after collectively referred to as the “Right of Offer Space”), to the extent that such Right of Offer Space becomes Available Space (as that term is hereinafter defined), on and subject to the terms and conditions set forth in this Right of Offer.

Right of Offer Space shall constitute “Available Space” upon the expiration of all rights, whether now existing or hereafter granted, to such space including, but not limited to (i) all leases in effect, (ii) any rights of tenants thereunder to renew or extend any such lease, whether existing or granted hereafter, and (iii) any rights of other tenants with respect to such space. The date following the expiration of all such rights shall be deemed to be the date on which such space becomes available for lease pursuant to this Right of Offer.

Landlord shall use reasonable efforts to give notice to Tenant as and when Landlord anticipates that any Available Space will become available. Landlord shall state in each notice hereunder (i) the space available, (ii) the date Landlord anticipates that such space will be available for delivery, (iii) Landlord’s determination of the Market Base Rental Rate (as defined below) with respect to such space, and (iv) the term such space is available for lease by Tenant.

In the exercise of Tenant’s Right of Offer for the Velocity Space, Tenant may elect to lease all (but not less than all) of the Velocity Space when and if the same becomes Available Space. In the exercise of Tenant’s Right of Offer for the St. George Space, Tenant may elect to lease all or any portion of the St. George Space, provided that if Tenant shall elect to lease only a portion of the St. George Space, such portion must contain at least 2 bays and approximately [***] contiguous square feet of space and be acceptable to Landlord in Landlord’s sole discretion and Landlord shall be responsible for all costs required to separately demise such space.

Notwithstanding anything contained in the Lease to the contrary, Tenant may not elect to lease any of the Right of Offer Space during the last five (5) years of the First Extension Term, unless Tenant exercises its Option (for both the Demised Premises and the Right of Offer Space) simultaneously with the exercise of Tenant’s Right of Offer Space or, if Tenant and Landlord agree to extend the First Extension Term of the Demised Premises to maintain a minimum five (5) year term simultaneously with the exercise of Tenant’s Right of Offer space.

Tenant shall exercise Tenant’s Right of Offer by giving Landlord written notice of such election (along with a detailed description of the portion of the St. George Space Tenant desires to Lease) as follows: (i) in the case of Landlord’s notice of a lease scheduled to expire, within twenty (20) days after receipt of Landlord’s notice; or (ii) in the case of Landlord’s notice of an early termination or in the case of vacant Available Space, within twenty (20) days after receipt of Landlord’s notice. If Tenant fails to respond to Landlord’s notice within the applicable time period set forth above, Tenant’s rights under this Right of Offer with respect to such space shall automatically terminate, and Tenant shall have no further right under this Lease for such space.

Any space for which Tenant elects to exercise its Right of Offer shall become part of the Demised Premises and, except to the extent expressly provided to the contrary in this Right of Offer, shall be subject to the terms of this Lease applicable thereto, without modification, and the term of this Lease shall commence for such Available Space upon the date (the “Available Space Rent Commencement Date”) such space is delivered to Tenant in an “as is” broom clean condition as provided below.

Base Rent for any Available Space (the “Available Space Rent”) shall be the Market Base Rental Rate for such Available Space determined as of the applicable Available Space Rent Commencement Date. Tenant shall also be obligated to pay Tenant’s Additional Rent for any Available Space. As provided above, Landlord shall give Tenant notice of Landlord’s reasonable determination of the Market Base Rental Rate for the Available Space. For the purpose of this Lease, the term “Market Base Rental Rate” shall mean Landlord’s reasonable determination of the Base Rent for the Available Space at the Available Space Commencement Date and applicable for the remainder of the First Extension Term, which amount shall be determined using a per square foot rental rate, taking into account all relevant factors for space of this type in the Chatham County, Georgia Area. Notwithstanding the foregoing, the parties hereto agree that the “Market Base Rental” for any Available Space with an Available Space Commencement Date that occurs on or before December 31, 2020 shall be equal to $[***] per square foot with annual increases of [***]%.

The term of this Lease shall expire for all Available Space upon the expiration of the Term for the Demised Premises, unless, as specified in Landlord’s notice, such space is not available to be leased to Tenant through the expiration of the Term for the Demised Premises (in which event such shorter term specified in the Landlord’s notice shall apply to any such Available Space). Tenant shall accept any Available Space or permitted portion thereof in its “as is” condition as of the applicable Available Space Rent Commencement Date. Landlord shall not be obligated to make any improvements to any Available Space and Tenant shall not be entitled to any construction, buildout or other allowance with respect thereto.

Within twenty (20) days after request by Landlord or Tenant, the parties shall execute an amendment to this Lease, in the form prepared by Landlord, adding to the Premises any Available Space which Tenant has elected to lease.

The provisions contained in this Right of Offer shall in no event constitute a covenant or guarantee by Landlord that any Available Space will be available for lease by Tenant at any time.

Tenant shall have no right to exercise the Right of Offer if an Event of Default exists under this Lease at the time Landlord’s notice is given and, if at any time thereafter until the applicable Available Space Rent Commencement Date, an Event of Default exists under this Lease, Landlord shall, in addition to any other rights which Landlord may have under this Lease, have the right to terminate Tenant’s right to lease the Available Space by giving Tenant written notice of such termination. In addition, the parties hereto agree that Tenant’s Right of Offer shall expire and be of no further force or effect after February 28, 2028.

Landlord shall not be liable for failure to give possession to Tenant of any Available Space by reason of any holding over or retention of possession by any previous tenants or occupants of same, nor shall such failure impair the validity of this Lease. However, Landlord does agree to use reasonable diligence to deliver possession of the Available Space in accordance with the provisions of this Right of Offer.